                                                                    EXHIBIT 10.8

                                  DEED OF LEASE
                                  -------------

                                     Between
                                     -------

                      BOSTON PROPERTIES LIMITED PARTNERSHIP
                      -------------------------------------

                                       and
                                       ---

                          LANDMARK SYSTEMS CORPORATION
                          ----------------------------

                                TABLE OF CONTENTS

ARTICLE I
     THE PREMISES...............................................................3

ARTICLE II
     TERM.......................................................................4

ARTICLE III
     BASE RENT..................................................................6

ARTICLE IV
     ADDITIONAL RENT............................................................7

ARTICLE V
     SECURITY DEPOSIT..........................................................12

ARTICLE VI
     USE OF PREMISES...........................................................13

ARTICLE VII
     ASSIGNMENT AND SUBLETTING.................................................14

ARTICLE VIII
     MAINTENANCE AND REPAIRS...................................................16

ARTICLE IX
     ALTERATIONS...............................................................17

ARTICLE X
     SIGNS AND FURNISHINGS.....................................................18

ARTICLE XI
    INSPECTION BY LANDLORD....................................................20

ARTICLE XII
     INSURANCE.................................................................20

ARTICLE XIII
     SERVICES AND UTILITIES....................................................21

ARTICLE XIV
     LIABILITY OF LANDLORD AND TENANT..........................................23

ARTICLE XV
     RULES AND REGULATIONS.....................................................25

ARTICLE XVI
     DAMAGE OR DESTRUCTION.....................................................25

ARTICLE XVII
     CONDEMNATION..............................................................27

ARTICLE XVIII
     DEFAULT...................................................................27

ARTICLE XIX
     BANKRUPTCY................................................................30

ARTICLE XX
     SUBORDINATION; MORTGAGES..................................................30

ARTICLE XXI
     HOLDING OVER..............................................................31

ARTICLE XXII
     COVENANTS OF LANDLORD.....................................................32

ARTICLE XXIII
     PARKING...................................................................32
ARTICLE XXIV
     EXPANSION.................................................................34

ARTICLE XXV
     [INTENTIONALLY DELETED]...................................................36

ARTICLE XXVI
     RENEWAL...................................................................36

ARTICLE XXVII
     COMMUNICATIONS EQUIPMENT..................................................38

ARTICLE XXVIII
     [INTENTIONALLY DELETED]...................................................39

ARTICLE XXIX
     [INTENTIONALLY DELETED]...................................................39

ARTICLE XXX
     GENERAL PROVISIONS........................................................39


ATTACHMENTS:
First Amendment to Lease

                                  DEED OF LEASE

     THIS DEED OF LEASE (the "Lease") is made as of the 30th day of January, 1998, by and between BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as "Landlord"), and LANDMARK SYSTEMS CORPORATION, a Virginia corporation (hereinafter referred to as "Tenant").

                                    RECITALS:

     A. Landlord will acquire a building site known as Block 1 of Section 912 (the "Land"), which is Phase I of a project to be known as The Arboretum, to be located on Sunrise Valley Drive, in Reston, Fairfax County, Virginia.

     B. Tenant desires to cause Landlord to construct a building upon the Land and to lease a portion of the rentable area of said building, and Landlord is willing to construct said building and rent a portion of it to Tenant, upon the terms, conditions, covenants and agreements set forth herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

                                   ARTICLE I

                                  THE PREMISES

     1.1 Landlord hereby leases and demises to Tenant and Tenant hereby leases and accepts from Landlord, for the term and upon the terms and conditions hereinafter set forth, the following described premises (the "Premises"):

          (a) Approximately 75,000 square feet of rentable area (calculated in accordance with the Washington, D.C. Association of Realtors standard method of measurement in effect immediately prior to the Lease Commencement Date), on either, at Tenant's option, (i) the first (1st), second (2nd) and third (3rd) floors ("Premises Option 1") or (ii) the second (2nd), third (3rd) and fourth
(4th) floors ("Premises Option 2") of the four-story office building (the "Building") which is to be built and situated on the Land. Tenant shall inform Landlord of the Premises Option that Tenant selects on or before March 31, 1998. The portion of the Building leased by Tenant is hereinafter referred to as the "Premises."

          (b) Upon Tenant's designation of the Premises, a diagram of the Premises shall be added to this Lease as Exhibit A-1. Landlord shall promptly notify Tenant in writing of the exact rentable area of the space designated by Tenant as the Premises. Such rentable area calculation shall be subject to confirmation prior to the Lease Commencement Date by Tenant's independent architect. In the event the rentable area figure determined by Tenant's architect differs by no more than three percent (3%) (higher or lower) from Landlord's figure, then Landlord's figure shall be controlling. In the event the rentable area figure determined by Tenant's architect differs by more than three percent (3%) (higher or lower) from Landlord's figure, then Landlord and Tenant (in coordination with their respective architects) shall endeavor in good faith to resolve the discrepancy, and in the event they are not able to resolve such discrepancy then Landlord and Tenant shall jointly appoint an independent architect to resolve such discrepancy and the determination of such independent architect shall be binding on both Landlord and Tenant, subject to the terms of
Section 1.3 below. The fees of such independent architect shall be shared equally by Landlord and Tenant.

     1.2 The lease of the Premises includes the right to use the adjacent parking areas which are generally described on the site plan referenced on Exhibit A, as more particularly described in Article XXIII below, and the right to use any common areas and facilities (including the Building's loading docks, if any, doors, platforms, staging areas and freight elevators) that are located in and adjacent to the Building.

     1.3 The rentable area of the Building is expected to be approximately 95,584 rentable square feet, but may be greater or lesser than such figure. The rentable area of the full floors to be leased by Tenant shall be approximately 24,778 rentable square feet per floor. The number of rentable square feet in the Premises shall be more exactly determined upon design and construction of the Building, in accordance with Section 1.1(b), and the rentable area of the Premises shall be confirmed in the declaration described in Section 2.1(c) below. Thereafter, no change shall be made in the determination of rentable area of the Premises.

     1.4 The floor plan for each floor in the Building will be rectangular in shape with 30 x 35 foot column spacing and a "z-corridor". The Building will be designed and constructed in accordance with the design and construction standards applicable to comparable first-class suburban four-story office buildings in the Reston area (other than in Reston Town Center). The Building will, among other things, include a patio area located adjacent to the back of the Building, which patio area will be connected to the existing nature reserve by a pedestrian walkway.

                                   ARTICLE II
                                      TERM

     2.1 (a) The term of this Lease (hereinafter referred to as the "Lease Term") shall commence on the Lease Commencement Date, as determined pursuant to
Section 2.1(b) below, and continue for a period of twelve (12) years thereafter, unless such Lease Term shall be extended, renewed or terminated earlier in accordance with the provisions hereof. Notwithstanding the foregoing, if the Lease Commencement Date shall occur on a day other than the first day of a month, the Lease Term shall commence on such date and continue for the balance of such month and for a period of twelve (12) years thereafter. The term "Lease Term" shall include any and all renewals and extensions of the term of this Lease.

          (b) The Lease Commencement Date shall be the earlier of (i) the date on which (A) the work and materials to be provided by Landlord pursuant to Exhibit B are, or are deemed to be, substantially complete as determined pursuant to Paragraph 10 of Exhibit B, but no earlier than April 1, 1999, and
(B) the lobby is completed, all elevators serving the Premises are in operation, all the systems and fixtures servicing the Building (such as HVAC, electricity, plumbing and water) are in good working order and Landlord is able to provide all services required under the Lease, and the surface parking lot and access road utilized by Tenant have been top-coated and striped and are operational, the Building facade, roof and windows have been installed and completed, the loading facility is operational and accessible to Tenant's equipment and furniture installers, the entrance to the Building and the access system to control entry to the Building have been completed, and all common areas of the Building and the area adjacent to the Building are materially free of construction materials and debris, as so certified by the Base Building Architect (as hereinafter defined); or (ii) the date on which Tenant commences the conduct of its business upon any portion of the Premises (it being agreed that entry into the Premises for the installation of communications equipment and wiring, building the Leasehold Work, or moving in Tenant's furniture and fixtures shall not be considered the conduct of Tenant's business). In all events, Landlord shall provide Tenant with sixty (60) days prior written notice of the ten (10)-day period within which the conditions contained in clause (i) of this Section 2.1(b) will be satisfied, and fifteen (15) days prior written notice of the date on which such clause (i) conditions have been satisfied. Notwithstanding the foregoing, in the event Landlord's Work pursuant to Exhibit B has been substantially completed on one or more full floors within the Premises prior to the Lease Commencement Date, and if Tenant desires to occupy all or a portion of such full floor(s) for the conduct of its business prior to the Lease Commencement Date and Landlord agrees to permit such early occupancy by Tenant, then such early occupancy shall not cause the Lease Commencement Date to occur, but all the terms of this Lease (including, without limitation, the requirement that Tenant pay annual base rent and additional rent with respect to such full or partial floors) shall apply with respect to each space thus occupied by Tenant from the date that Tenant takes occupancy thereof.

          (c) Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute a written declaration setting forth the Lease Commencement Date, the date upon which the Lease Term will expire, and the exact number of square feet of rentable area in the Premises, subject to Section 1.3 above. The form of such declaration is attached hereto as Exhibit C and made a part hereof.

          (d) It is presently anticipated that the Lease Commencement Date will occur on or about July 1, 1999 (the "Anticipated Commencement Date"). Landlord shall incur no liability to Tenant, and this Lease shall not be rendered void or voidable, in the event the Lease Commencement Date has not occurred by the Anticipated Commencement Date for any reason, except as otherwise provided in this Lease. In the event the Lease Commencement Date has not occurred by the Anticipated Commencement Date, which date shall be extended by one (1) day for each day of delay caused by Tenant Delay (as defined in Exhibit B attached hereto), and such delay causes Tenant (i) to hold over beyond the termination date under its existing lease (the "Existing Lease") for premises at 8000 Towers Crescent Drive, Vienna, Virginia (the "Existing Space") in connection with the recapture of the Existing Space by the landlord under the Existing Lease or (ii) to incur any penalties under any sublease for the Existing Space for failure to deliver the Existing Space within the time periods described in any such sublease for the Existing Space, then Landlord shall be obligated to make the following payments to Tenant with respect to the period commencing on the Anticipated Commencement Date (as thus extended) and ending on the Outside Date (as hereinafter defined) (collectively, the "Delay Costs"):

          An amount, payable on a monthly basis, equal to Three Thousand Two Hundred Forty-Five Dollars ($3,245.00) per day for each day of delay in the Lease Commencement Date beyond the Anticipated Commencement Date.

Prior to the execution of this Lease, Tenant has furnished Landlord with copies of any existing subleases for the Existing Space, and Tenant represents and warrants that the penalty provisions thereof have not been modified and are in full force and effect. Tenant shall advise and consult with Landlord with respect to all negotiations with the subtenants under any subleases for the Existing Space regarding penalties for delay in delivery of the Existing Space and Tenant shall pursue such reasonable strategy and positions as may be suggested by Landlord in connection with Tenant's negotiations with such parties; provided that, if Tenant pursues such strategy and positions suggested by Landlord and consequently incurs legal expenses relating to legal action (or the threat thereof) between Tenant and such parties, then Landlord shall compensate Tenant for the out-of-pocket legal costs (including reasonable attorneys' fees) thus incurred by Tenant.

          (e) [Intentionally deleted.]

          (f) In the event the Lease Commencement Date has not occurred by October 1, 1999 (which date shall be extended, however, by one day for each day of delay attributable to Tenant Delay, and as thus extended is referred to herein as the "Outside Date"), then Tenant shall have the right to terminate this Lease by providing ten (10) days written notice to Landlord at any time following the Outside Date, in which event the term of this Lease shall be terminated as of the date such notice is given and all rights, obligations, and liabilities of the parties hereunder shall thereafter be released and discharged and, within five (5) business days after such termination, Landlord shall return to Tenant all rent, if any, previously paid to Landlord under this Lease and any security delivered in connection with this Lease. Notwithstanding the foregoing, in the event Landlord, within five (5) business days following its receipt of Tenant's notice of termination, certifies to Tenant in writing that the conditions to the Lease Commencement Date (as defined in Section 2.1(b) above) shall occur no later than thirty (30) days following the date of Tenant's termination notice, then, provided the conditions to the

Lease Commencement Date do in fact occur within thirty (30) days following the date of Tenant's termination notice, and in all events prior to the date on which tenant under any sublease for the Existing Space has exercised any termination right contained in such sublease, Tenant's termination notice shall be of no force and this Lease shall remain in force and effect. If Landlord furnishes the certification described in the immediately preceding sentence but either the conditions to the Lease Commencement Date do not in fact occur within thirty (30) days following the date of Tenant's termination notice or the tenant under any sublease for the Existing Space exercises any termination right contained in such sublease, then Tenant's termination notice (unless rescinded by Tenant in writing before the expiration of the aforesaid thirty (30) day period) shall remain in force and this Lease shall terminate upon expiration of the thirty (30) day period as described above.

     2.2 For purposes of this Lease, the term "Lease Year" shall mean either (a) each period of twelve (12) consecutive calendar months commencing on the first day of the month immediately following the month in which the Lease Commencement Date occurs, and on each anniversary of such date, except that the first Lease Year shall also include the period from the Lease Commencement Date to the first day of the following month; or (b) if the Lease Commencement Date shall occur on the first day of a calendar month, each period of twelve (12) consecutive calendar months commencing on the Lease Commencement Date and on each anniversary of such date; whichever is applicable.

                                  ARTICLE III

                                    BASE RENT

     3.1 During the first Lease Year, Tenant shall pay to Landlord as annual base rent, net of all Expenses (which term is defined in Section 4.2 below), for the Premises, without set off, deduction or demand, an amount equal to the sum of Sixteen and 00/100 Dollars ($16.00) multiplied by the total number of square feet of rentable area in the Premises, which amount shall be subject to annual adjustment as provided in Section 3.2 hereof. The annual base rent payable hereunder during each Lease Year shall be divided into equal monthly installments and such monthly installments shall be due and payable in advance on the first day of each month during such Lease Year.

     3.2 Commencing on the first day of the second (2nd) Lease Year and on the first day of each and every Lease Year thereafter, the annual base rent payable for such Lease Year shall be increased by two and one-half percent (2.5%) over the escalated base rent in effect during the preceding Lease Year. Accordingly, the annual base rent in each Lease Year following the first Lease Year shall be the amount set forth in the following table:


                                             Annual Base Rent per
             Lease Year                      Rentable Square Foot
             ----------                      --------------------
                 2                                  $16.40
                 3                                  $16.81
                 4                                  $17.23
                 5                                  $17.66
                 6                                  $18.10
                 7                                  $18.55
                 8                                  $19.02
                 9                                  $19.49
                 10                                 $19.98
                 11                                 $20.48

                 12                                 $20.99

     3.3 All rent shall be paid to Landlord in legal tender of the United States at the address to which notices to Landlord are to be given or to such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time accept rent after it shall come due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord's rights hereunder.

                                   ARTICLE IV
                                 ADDITIONAL RENT

     4.1 An integral part of Landlord's leasing program for the Building involves the requirement that Tenant bear its pro rata share (based upon the ratio of the rentable area of the Premises to the rentable office area of the Building) of the costs and expenses described in Section 4.2 below which are incurred each year in the operation of the Building. As of the date hereof, Landlord anticipates that the total number of rentable square feet in the Building (all of which shall be office space) is 95,584. Such number shall be confirmed on Exhibit C attached hereto following completion of construction of the Building. Tenant's proportionate share of Operating Expenses (as hereinafter defined) shall be a fraction, the numerator of which is the rentable square feet constituting the Premises and the denominator of which is the total rentable square feet of office space in the Building), and Tenant's proportionate share of Real Estate Taxes (as hereinafter defined) shall be a fraction, the numerator of which is the rentable square feet constituting the Premises and the denominator of which is the total rentable square feet in the Building. Tenant's proportionate share of Operating Expenses and Real Estate Taxes shall be confirmed on Exhibit C hereto following completion of construction of the Building.

     4.2 The costs and expenses (the "Expenses") for which Tenant shall be responsible are defined as follows:

          (a) "Operating Expenses" shall mean and include those direct reasonable expenses actually incurred and paid in operating and maintaining the Building in a manner consistent with the operating and maintenance standards observed at similar first-class buildings located in Fairfax County, Virginia, including the following: (1) electricity, gas, water, sewer and other utility charges of every type and nature; (2) premiums and other charges for insurance (including, but not limited to, property insurance, rent loss insurance and liability insurance); (3) all management fees incurred in the management of the Building (subject to the limitations set forth below); (4) all costs incurred in connection with service and maintenance contracts; (5) maintenance and repair expenses and supplies; (6) amortization (calculated over the useful life of the improvement, with interest at Landlord's cost of funds or (if the improvement is not financed) at the prime rate reported in The Wall Street Journal) for capital expenditures made by Landlord that are reasonably intended to result in a net decrease in Operating Expenses; (7) salaries, wages, benefits and other expenses of Building personnel at or below the level of property manager (except as excluded below); (8) legal fees (except as excluded below), administrative expenses, and accounting, architectural and other professional fees and expenses; (9) costs of any service not provided to the Building on the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building; (10) charges for concierge, security, janitorial, char and cleaning services and supplies furnished to the Building (except that costs of furnishing char and janitorial service to any tenanted space in the Building shall be excluded to the extent any such tenant is furnishing its own char and janitorial service to its premises); (11) costs associated with the provision or operation of any common facilities, including (without limitation) parking areas, landscaped areas, access roads, and the Building's loading dock, if any; and (12) any other reasonable expense incurred by Landlord in maintaining, repairing or operating the Building.

            Any provision herein to the contrary notwithstanding, Operating Expenses shall not include the following:

     (a) the cost of any work performed (such as preparing a tenant's space for occupancy, including painting and decorating) or services provided (such as separately metered electricity) for any tenant (including Tenant) at such tenant's cost, or provided by Landlord without charge as an inducement to lease (such as free rent or improvement allowances);

     (b) the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facility, luncheon club, retail store, sundry shop, newsstand, or concession;

     (c) the cost of correcting defects in construction, repair and replacement resulting from inferior or deficient workmanship, materials, or equipment in the initial construction or equipping of the Building or for which Landlord is reimbursed by insurance;

     (d) salaries, wages, benefits and other expenses of Landlord's officers and partners and its headquarters staff;

     (e) the cost of any work performed or service provided for any tenant of the Building (other than Tenant) to a materially greater extent or in a materially more favorable manner than that furnished generally to the other tenants and occupants (such as electricity and cleaning services provided to retail tenants);

     (f) the cost of any work performed or service provided (such as electricity) for any facility other than the Building (such as a garage) for which fees are charged;

     (g) the cost of any items for which Landlord is reimbursed by insurance proceeds, condemnation awards, or otherwise, or for which Landlord is actually reimbursed or is entitled to be reimbursed by a tenant of the Building;

     (h) the cost of any additions to the Building, or Operating Expenses generated by such additions, constructed after the Lease Commencement Date;

     (i) the cost of any additions, changes, or replacements which under generally accepted accounting principles are properly classified as capital expenditures, except to the extent provided in clause (6) above;

     (j) the cost of any repair made in response to any fire or casualty damage (except for the amount of any commercially reasonable "deductible" under Landlord's property insurance) or any condemnation;

     (k) insurance premiums to the extent any tenant causes Landlord's existing insurance premiums to increase or requires Landlord to purchase additional insurance;

     (l) interest and principal payments on any debt, depreciation, and rental under any ground lease or other underlying lease;


     (m) any real estate brokerage commissions or other costs incurred in procuring tenants, or any fee in lieu of commission;

     (n) any advertising and marketing expenses, and architectural fees for tenant space;

     (o) any costs representing an amount paid to an entity related to or affiliated with Landlord to the extent in excess of the amount which would have been paid in the absence of such a relationship;

     (p) payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased (unless such equipment, if purchased, would be comprehended by clause
          (6) above);

     (q) any expenses for repairs or maintenance which are covered by warranties, guaranties or service contracts (excluding any mandatory deductibles);

     (r) legal expenses arising out of the construction, sale or financing of the Building, or the enforcement of the provisions of any tenant's lease;

     (s)  insurance premiums to the extent of any refunds thereof;

     (t) costs necessitated by or resulting from the gross negligence of Landlord, its agents, employees or independent contractors;

     (u)  home office accounting fee allocations;

     (v)  amortization, except as provided in clause (6) above;

     (w)  costs with respect to a sale, financing or refinancing;

     (x) bad debt loss, rent loss or reserves for bad debt loss or rent loss (but not the premiums for rent loss insurance);

     (y) costs associated with the operation of the business entity of Landlord, including partnership audit, business entity accounting, and business entity legal matters;

     (z) costs incurred by Landlord in connection with bringing the Building into compliance with existing requirements of applicable codes and laws;

     (aa) costs arising from the presence or removal of Hazardous Materials from the Premises, the Building, or the Land;

     (bb) fines and penalties associated with Landlord making late payments;

     (cc) the cost of maintaining management, engineering and/or maintenance offices in the Building;

     (dd) any personal property tax payable with respect to Landlord's property located at the Building; and

     (ee) wages, salaries and other compensation or benefits paid to any off-site employees of Landlord or its managing agent (other than Landlord's reasonable allocation, based on time spent in connection with the Building, of wages, salaries, compensation and benefits paid to such off-site employees who are assigned part-time to the operation, management, maintenance or repair of the Building).

In addition, Landlord agrees to limit the amount included in Operating Expenses for the management fee for the Building to 3% of the annual gross income from the base rent paid for the Building. In the event Landlord fails to bill Tenant for an item of Expenses within six (6) months following the later of (i) Landlord's delivery of the Reconciliation Statement (as hereinafter defined) for the calendar year in which such Expense was incurred or (ii) the date on which Landlord becomes aware that the Expense was incurred and the exact amount thereof, then Landlord shall forfeit the right to bill Tenant for such Expense item. In the event a single expenditure pays for the provision of a good or service to both the Building and any other building owned by Landlord, then Expenses of the Building shall include only the portion of such payment that is equitably allocable to the Building, as reasonably determined by Landlord.

          (b) "Real Estate Taxes" shall mean and include (i) all real property taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Building; (ii) any other present or future taxes or governmental charges which are imposed upon Landlord, or assessed against the Building and/or the Land, including, but not limited to, any tax levied on or measured by the rents payable by tenants in the Building which are in the nature of, or in substitution for, real property taxes; and (iii) all taxes which are imposed upon Landlord, and which are assessed against the value of any improvements to the Premises made by Tenant or any machinery, equipment, fixtures or other personal property of Tenant used therein. In no event shall "Real Estate Taxes" include (A) income or net profit taxes imposed upon Landlord, except to the extent such taxes fall within clause (ii) of the above definition of Real Estate Taxes, (B) the amount of any special taxes or special assessments actually paid by Landlord in any calendar year in excess of the minimum installment of special taxes or special assessments required to be paid by Landlord during such calendar year (it being agreed that Landlord shall elect the longest period of time allowed by the authority imposing the tax or assessment in which to pay installments of special taxes or special assessments that are to be prorated over several years), or (C) franchise, stock, inheritance, gift, corporation, excise, transfer, recordation or estate taxes. Upon receiving a notice of assessment or a real estate tax bill with respect to the Building and/or the Land, Landlord will furnish Tenant with a copy thereof. Landlord shall make a determination whether or not to challenge or appeal such assessment based on Landlord's reasonable judgment of which course is in the best interest of the Building. Landlord shall inform Tenant of such determination, and shall make available appropriate personnel to discuss with Tenant the reasons underlying such determination. In the event Landlord determines not to challenge or appeal such assessment (or, having undertaken to appeal or challenge such an assessment, does not pursue the appeal or challenge with due diligence and continuity), Landlord agrees that Tenant may appeal or challenge such assessment in Landlord's place and stead and that Landlord will join in and cooperate with Tenant in prosecuting such appeal or challenge; provided, however, that (i) such appeal or challenge shall be undertaken at Tenant's sole cost and at no expense to Landlord (except that, if Tenant's appeal or challenge is successful, then Tenant may recover its costs out of the refund or reduction of Real Estate Taxes achieved by Tenant), and (ii) in the event the assessment is increased as a result of Tenant's appeal or challenge, then for the remainder of the Lease Term Tenant shall pay its proportionate share of the entire incremental tax resulting from such increase.

     4.3 Tenant shall pay to Landlord, as additional rent for the Premises, its proportionate share of the Expenses incurred by Landlord in the operation of the Building during any calendar year falling entirely or partly within the Lease Term, but the Expenses for any calendar year during the Lease Term shall be apportioned so that Tenant shall pay only that portion of such Expenses for such year as fall within the Lease Term. This provision shall survive the expiration or earlier termination of this Lease.

     4.4 If the average occupancy rate for the Building during any calendar year is less than ninety-five percent (95%), or if any office tenant is separately paying for electricity or janitorial services furnished to its premises, then Expenses for such calendar year shall be deemed to include all additional expenses with respect to those Expenses that vary in accordance with the occupancy of the Building, as reasonably estimated by

Landlord, which would have been incurred during such calendar year if the occupancy rate for the Building had been ninety-five percent (95%) and if Landlord paid for electricity and janitorial services furnished to such premises.

     4.5 Commencing on the Lease Commencement Date and on the first day of each month thereafter, Tenant shall make estimated monthly payments to Landlord on account of the Expenses that are reasonably expected to be incurred during each calendar year falling entirely or partly within the Lease Term. The amount of such monthly payments shall be determined as follows: commencing with the Lease Commencement Date and at the beginning of each calendar year thereafter, Landlord shall submit to Tenant a statement setting forth Landlord's reasonable estimate of the Expenses that are expected to be incurred during such calendar year and Tenant's proportionate share thereof. Provided that Tenant receives such statement at least thirty (30) days in advance, Tenant shall pay to Landlord on the first day of each month following receipt of such statement during such calendar year an amount equal to (A) the excess of (i) Tenant's proportionate share of the anticipated Expenses for the full calendar year (or the portion of such calendar year that falls within the Lease Term) over (ii) the monthly payments made by Tenant (on the basis of the estimate in effect during the preceding calendar year) prior to the commencement of payments made on the basis of Landlord's estimate for the current calendar year, multiplied by
(B) a fraction, the numerator of which is one (1) and the denominator of which is the number of months during such calendar year which fall within the Lease Term and follow the date of the foregoing statement. Within approximately ninety
(90) days after the expiration of each calendar year, Landlord shall submit to Tenant a statement certified by Landlord (the "Reconciliation Statement"), showing (i) the Expenses actually incurred during the preceding calendar year and Tenant's proportionate share thereof, and (ii) the aggregate amount of the estimated payments made by Tenant on account thereof. If the aggregate amount of such estimated payments exceeds Tenant's actual liability for such Expenses, then Landlord shall credit the net overpayment against the next monthly installment of additional rent coming due under this Lease (or if the Lease Term has ended, shall pay such net overpayment to Tenant within thirty (30) days after providing such Reconciliation Statement to Tenant). If Tenant's actual liability for such Expenses exceeds the estimated payments made by Tenant on account thereof, then Tenant shall pay to Landlord the total amount of such deficiency within thirty (30) days after its receipt of the Reconciliation Statement from Landlord. In the event Landlord has failed to deliver a Reconciliation Statement to Tenant within ninety (90) days after the expiration of a calendar year, Tenant may deliver to Landlord a written demand that the Reconciliation Statement be delivered within sixty (60) days following the date of delivery of Tenant's demand notice, and if Landlord fails to deliver the Reconciliation Statement to Tenant within sixty (60) days after the date of delivery of Tenant's demand notice, then Landlord shall forfeit the right to bill Tenant for any amount on account of Expenses incurred during such calendar year in excess of the estimated payments made by Tenant during such calendar year (but Tenant shall not forfeit the right to be reimbursed for any overpayment if its estimated payments exceeded the actual Expenses). The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.


     4.6 Tenant or its designee shall have the right, during business hours and upon reasonable prior notice, from time to time to inspect and make copies of Landlord's books and records relating to Expenses, and/or to have such books and records audited at Tenant's expense by an independent certified public accountant designated by Tenant, the fees of whom shall not be determined on a contingent basis, except that any audit that discloses that annual Expenses have been overstated by more than five percent (5%) shall be at Landlord's expense. Any discrepancy shall be corrected by a payment of any shortfall to Landlord by Tenant, or a refund of any overpayment to Tenant by Landlord, within thirty (30) days after the applicable audit. In the event Tenant does not contest a statement of Expenses within six (6) months after the date it receives a Reconciliation Statement (and provided Landlord has cooperated with Tenant undertaking an audit of Landlord's books and records, if so requested by Tenant), such Reconciliation Statement shall become binding and conclusive upon each party, unless any audit performed by Tenant in accordance with this Section
4.6 reflects an overpayment
by Tenant of five percent (5%) or more with respect to any particular category of expense, in which event Tenant shall be permitted to audit, in accordance with all of the other terms of this Section 4.6, Landlord's books and records for the three (3) years prior to the year for which such overpayment was made with respect to each particular category of expense for which an overpayment was made.


     4.7 For purposes of determining Tenant's proportionate share of the annual Expenses, the Controllable Expenses (as defined below) for each Lease Year after the first (1st) Lease Year shall not exceed an amount that is the product of one hundred ten percent (110%) multiplied by the Controllable Expenses incurred during the immediately preceding Lease Year. "Controllable Expenses" shall be all Operating Expenses other than utility charges, insurance premiums, costs resulting from an event of Force Majeure (as defined in Section 30.18 below), and costs of extraordinary repairs to the Building required in Landlord's commercially reasonable judgment, all of which charges, premiums and costs in any event shall be commercially reasonable.

                                    ARTICLE V
                                SECURITY DEPOSIT

     5.1 (a) As security for the faithful performance by Tenant of all covenants, conditions and agreements of this Lease, Tenant shall deliver, on or before the Lease Commencement Date, to and for the benefit of Landlord, a letter of credit in the amount of Eight Hundred Thousand and 00/100 Dollars ($800,000.00) (the "Letter of Credit") to be held by Landlord for the first five
(5) Lease Years. The amount of the Letter of Credit automatically shall be reduced on the first (1st) day of each of the second (2nd), third (3rd), fourth
(4th) and fifth (5th) Lease Years (each, a "Reduction Date") by an amount equal to 85% of the amount of the Letter of Credit required for the preceding Lease Year, as shown below:


      Lease Year                    Amount of Letter of Credit
      ----------                    --------------------------
           1                                $800,000.00
           2                                $680,000.00
           3                                $578,000.00
           4                                $491,300.00
           5                                $417,605.00

The Letter of Credit shall be unconditional, irrevocable, transferable, payable to Landlord on sight in partial or full draws, and otherwise in form and content and issued by a financial institution reasonably acceptable to Landlord. Landlord hereby approves the form of letter of credit attached hereto as Exhibit
G. The form of the Letter of Credit shall be substantially on the form attached hereto as Exhibit G or on such approved financial institution's standard form, with all commercially reasonable modifications thereto requested by Landlord. The Letter of Credit shall contain an "evergreen" provision which provides that the Letter of Credit will be automatically renewed on an annual basis unless the issuer delivers thirty (30) days prior written notice of cancellation to Landlord and Tenant, such that the Letter of Credit remains in existence through the last day of the fifth (5th) Lease Year. Landlord may draw upon the Letter of Credit as necessary to compensate Landlord for any Event of Default under this Lease on the part of Tenant, or if the issuer notifies Landlord that it does not intend to renew the Letter of Credit (so that the Letter of Credit will not remain in existence through the last day of the fifth (5th) Lease Year).

          (b) In the Event of a sale or transfer of Landlord's estate or interest in the Land and Building, Landlord shall transfer the Letter of Credit to the vendee or transferee as the new landlord under this Lease, and to the extent the Letter of Credit is so transferred, Landlord shall be considered released by Tenant from all liability for the return of the Letter of Credit. No mortgagee or purchaser of any or all of the Building at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for the return of any Letter of Credit, unless Landlord has actually delivered the Letter of Credit to such mortgagee or purchaser. If requested by any such mortgagee or purchaser, Tenant shall obtain an amendment to the Letter of Credit which names such mortgagee or purchaser as the beneficiary thereof in lieu of Landlord, at no cost or expense to Tenant.

                                   ARTICLE VI
                                 USE OF PREMISES

     6.1 Tenant shall use and occupy the Premises solely for general office purposes and uses incidental to general office use, including without limitation, conference and training facilities and a fitness facility for Tenant's employees, and other uses to the extent not prohibited under applicable laws and necessary for the conduct of the business in which Tenant is engaged as of the date of this Lease, and for no other use or purpose. Subject to Landlord's obligations under Section 6.4 hereof, Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or other occupants of the Building. Subject to Landlord's obligations under Section 6.4 hereof, Tenant's use of the Premises shall also comply with all present and future laws, ordinances (including zoning ordinances and the land use requirements), regulations, and orders of the County of Fairfax, Commonwealth of Virginia, and any other public or quasi-public authority having jurisdiction over the Premises, concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein (together referred to herein as the "Legal Requirements"). Landlord hereby warrants to Tenant that the Building and all work performed by Landlord in the Premises, when completed, will comply in all material respects with all applicable Legal Requirements, including without limitation, the Americans With Disabilities Act of 1990.

     6.2 The party performing the Leasehold Work pursuant to Exhibit B hereto shall obtain the initial non-residential use permit and any other similar governmental approvals which may be required for Tenant's occupancy of the Premises. It is expressly understood that if any present or future Legal Requirements require any other permit(s) for the Premises due to Tenant's particular use thereof (as distinct from general office use), or Tenant's improvements or future alterations thereto, that Tenant will obtain such permit(s) at Tenant's own expense. Further, subject to Landlord's obligations under Section 6.4 hereof, Tenant will comply with all Legal Requirements which impose on Landlord or Tenant a duty relating to or arising as a result of Tenant's use or occupancy of the Premises. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed on Landlord or Tenant because of Tenant's failure to comply with the provisions of this Section. Landlord shall promptly pay all fines, penalties and damages that may arise out of or be imposed on Landlord or Tenant because of Landlord's failure to comply with the provisions of this Section, and any such fines, penalties or damages shall not be Expenses hereunder.

     6.3 Tenant shall pay any business, rent or other taxes that are now or hereafter levied upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business at the Premises, or Tenant's equipment, fixtures or personal property. In the event that any such taxes are enacted, changed, or altered so that any of such taxes are levied against Landlord, or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, Tenant shall pay any and all such taxes to Landlord upon written demand from Landlord.

     6.4 Landlord shall construct the base Building in compliance with all applicable laws, building codes and governmental and quasi-governmental regulations and ordinances in effect as of the date hereof, and in a manner that accommodates all technological capabilities necessary for the Building systems to operate without interruption as a result of the transition from calendar year 1999 to calendar year 2000. Notwithstanding anything to the contrary contained in this Lease, it is agreed that Landlord shall be responsible for complying with all present and future Legal Requirements with respect to (i) those elements and components of the base-building structure and systems that are situated outside the perimeter of the Premises or are within vertical penetrations running through the Premises (and Tenant shall be responsible for complying with any present or future Legal Requirements with respect to such elements and components of the base-building structure and systems that are situated within the perimeter of the Premises, but not within vertical penetrations running through the Premises) and (ii) the common areas of the Building, unless such Legal Requirements are imposed because of Tenant's particular use of the Premises (as opposed to office use generally) or any improvements constructed by Tenant in the Premises.

     6.5 Tenant covenants not to bring any Hazardous Materials onto the Land, the Building or the Premises. Notwithstanding the foregoing, Tenant or its agents may use and store within the Premises reasonable quantities of customary office and cleaning supplies; provided such items are stored, used and disposed of in accordance with applicable Legal Requirements. As used in this Lease, "Hazardous Materials" shall mean (a) "hazardous wastes," as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time,
(b) "hazardous substances," as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time,
(c) "toxic substances," as defined by the Toxic Substances Control Act, as amended from time to time, (d) "hazardous materials," as defined by the Hazardous Materials Transportation Act, as amended from time to time, (e) oil or other petroleum products, and (f) any substance whose presence in Landlord's commercially reasonable judgment could be detrimental to the Building or hazardous to health or the environment. Tenant shall indemnify and hold Landlord harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses arising during or after the Lease Term and arising from Tenant's breach of this Section 6.5.


                                  ARTICLE VII
                            ASSIGNMENT AND SUBLETTING

     7.1 Tenant shall not have the right to assign, transfer, mortgage or otherwise encumber this Lease or its interest herein without first complying with the provisions of subsections (a) and (b) of this Section 7.1.

          (a) No assignment, transfer, mortgage or other encumbrance of this Lease shall be effected unless Tenant obtains the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord; provided, however, that Landlord may withhold its consent to any proposed assignment, transfer, mortgage or other encumbrance of this Lease, among other reasons, if (i) an Event of Default then exists under this Lease, or (ii) Landlord reasonably determines that the nature of the activities to be conducted by the proposed assignee would generally be perceived as inappropriate for a first-class office building, or would physically damage the Building or the Premises. No assignment or transfer of this Lease or the right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord. Any attempted assignment or transfer by Tenant of this Lease or its interest herein without Landlord's consent (if Landlord's consent thereto is required) shall, at the option of Landlord, terminate this Lease; however, in the event of such termination, Tenant shall remain liable for all rent and other sums due under this Lease and all damages suffered by Landlord on account of such breach by Tenant. In the event a proposed partial assignment of this Lease will not cause more than fifty percent (50%) of the rentable area of the Premises to be subject to any sublease or assignment, then Tenant may enter into such partial assignment without Landlord's consent, but upon at least ten (10) business days' prior written notice to Landlord, if (but only if) Tenant remains liable for the payment of rent and performance of the other obligations of the tenant under this Lease.

          (b) Landlord, within fifteen (15) business days after receipt of a written request from Tenant accompanied by a copy of a letter of intent or other materials reflecting the parties to and proposed use of the

Premises, shall approve or disapprove each proposed assignment or other transfer or encumbrance. If Landlord fails to deliver to Tenant, within such fifteen
(15)-business day period, a written notice of such approval or disapproval (along with a reasonably detailed explanation of the reasons for any disapproval), then Landlord shall be deemed to have approved the assignment or transfer or other encumbrance.

     7.2 Tenant shall not have the right to sublease (which term, as used herein, shall include any type of subrental arrangement and any type of license to occupy) all or any part of the Premises without first complying with the provisions of subsections (a) and (b) of this Section 7.2.

          (a) No sublease of all or any portion of the Premises shall be effected unless Tenant obtains the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord; provided, however, that Landlord may withhold its consent to any proposed sublease, among other reasons, if (i) an Event of Default then exists under this Lease, or (ii) Landlord reasonably determines that the nature of the activities to be conducted by the proposed subtenant would generally be perceived as inappropriate for a first-class office building, or would physically damage the Building or the Premises.

          (b) Landlord, within fifteen (15) business days after receipt of written request from Tenant accompanied by a copy of a letter of intent or other materials reflecting the parties to and proposed use of the Premises, shall approve or disapprove each proposed subletting. If Landlord fails to deliver to Tenant, within such fifteen (15)-business day period, a written notice of such approval or disapproval (along with a reasonably detailed explanation of the reasons for any disapproval), then Landlord shall be deemed to have approved the proposed subletting.

     7.3 The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from any and all liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, transferee or subtenant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease. Landlord's consent to any assignment or subletting shall not be construed as relieving Tenant from the obligation of complying with the provisions of Sections 7.1 or 7.2 hereof, as applicable, with respect to any subsequent assignment or subletting. For any period during which an Event of Default exists hereunder with respect to the payment of base rent or additional rent, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each subtenant to pay said rent directly to Landlord. Tenant further agrees to submit any and all instruments of assignment and sublease to Landlord for Landlord's prior written approval as to form and substance, which approval shall not be unreasonably withheld, but which instruments, as an express condition precedent to Landlord's prior approval, shall provide that (i) such sublease or assignment is subject and subordinate to this Lease in all respects, and to any amendments, modifications, renewals, extensions or expansions hereof, (ii) Tenant shall remain primarily liable as Tenant hereunder, (iii) such assignee or sublessee shall conduct a business in the Premises which is a permitted use pursuant to
Article VI of this Lease, (iv) in the case of an assignment, such assignee is bound by the terms and conditions of this Lease and assumes all of the obligations and liabilities of Tenant hereunder, (v) in the case of a sublease,
(A) Landlord is not, and will not become, a party to such sublease, and (B) Landlord's consent to such sublease does not create a contractual relationship between Landlord and such sublessee, nor does it create any liability of Landlord to such sublessee, (vi) Landlord's consent to such assignment or sublease does not affect the obligations of Landlord or Tenant under this Lease, and (vii) Landlord's consent to such assignment or sublease shall not be construed to mean that Landlord has approved any plans or specifications for renovations to the Premises intended by such assignee or sublessee and that any such work to the Premises must be conducted in accordance with the terms of this Lease. Any such instrument of assignment or sublease not approved by Landlord as aforesaid shall be null and void and of no force or effect. Any such instrument of assignment or sublease submitted to Landlord for approval and not approved or disapproved in writing by Landlord within ten (10) business days after submission shall be deemed approved by Landlord for all purposes under this Lease;

provided, however, that in the event Tenant delivers to Landlord any instrument of assignment or sublease concurrently with the delivery to Landlord of the information required pursuant to Section 7.1(b) or 7.2(b), as applicable, then Landlord shall approve or disapprove both the proposed subtenant or assignee and the form and substance of the instrument evidencing the same within the fifteen (15)-business day period set forth in Section 7.1(b) or 7.2(b), as applicable.

     7.4 If this Lease is or shall be assigned by Landlord to the holder of a mortgage or deed of trust against the Building as additional security for such loan, the consent of such holder (if required by the terms of the applicable loan documents) shall be required in addition to any consents by Landlord under the terms of this Article VII.

     7.5 (a) Notwithstanding the above restrictions on subletting and assignments, and provided that no Event of Default then exists under this Lease, Tenant shall have the right, upon not less than five (5) business days prior written notice to Landlord but without Landlord's prior written consent, to assign this Lease or to sublet all or any part of the Premises to an Affiliate of Tenant (as hereinafter described) or a Successor Entity (as hereinafter defined), provided (i) that the conditions set forth in Section 7.3(i) - (vii) are fully satisfied, as determined by Landlord in its reasonable judgment, (ii) that the terms of the sublease or assignment do not conflict with the terms of this Lease and (iii) if Tenant will cease to exist following the merger, consolidation or other business reorganization resulting in such assignment, that such assignee or sublessee has a creditworthiness (reasonably determined on the basis of assets and capitalization) and net worth (which shall be reasonably determined using generally accepted accounting principles consistently applied and using the most recent financial statements) reasonably acceptable to Landlord.

          (b) For purposes of this Section 7.5, an "Affiliate of Tenant" shall mean any corporation, association, trust, partnership or other business entity
(i) which Controls (as herein defined) Tenant or (ii) which is under the Control of Tenant through stock ownership or otherwise or (iii) which is under common Control with Tenant. The terms "Control" or "Controls" as used in this Section
7.5 shall mean the power to directly or indirectly influence the direction, management or policies of Tenant or such other entity.

          (c) For purposes of this Section 7.5, a "Successor Entity" shall mean a corporation, association, trust, partnership or other business entity into or with which Tenant shall be merged or consolidated, or to which substantially all of the assets of Tenant may be transferred or sold.

     7.6 Tenant shall use reasonable efforts to notify Landlord in writing of any intention by Tenant to market the Premises or any portion thereof for assignment or sublease, and shall furnish to Landlord such information as Landlord may reasonably request with respect to the economic terms of the assignment or sublease transaction being sought by Tenant and the actions Tenant is taking to market the Premises.

     7.7 [Intentionally deleted.]

                                  ARTICLE VIII
                             MAINTENANCE AND REPAIRS

     8.1 Landlord shall keep, maintain, repair and replace as appropriate, the foundation, roof, exterior walls, structural portions (including columns within the Premises and the vertical sprinkler loop through the Building), and glass and windows of the Building (specifically excluding the interior walls, doors, partitions, locks, and door jambs in the Premises), as well as all mechanical, plumbing, heating, air conditioning, sprinkler and electrical systems and utility service lines therein, the plumbing system to and from the Premises and core area restrooms within the Premises, and the driveways, parking areas and grounds adjacent to the Building in good condition and repair, and the costs incurred by Landlord in maintaining and repairing such items shall be included in the Expenses of the Building (unless the cost or expense of any such repair or maintenance is excluded from Operating Expenses of the Building under
Section 4.2(a) above).

     8.2 Tenant will keep and maintain the Premises and all fixtures and equipment located in the Premises (specifically including the interior walls, doors, partitions, locks, door jambs, windows and glass in the Premises, but excluding those portions of the Premises to be maintained by Landlord pursuant to Section 8.1 above) in clean, safe and sanitary condition, will take good care thereof and will maintain and make all required repairs thereto, and will suffer no waste or injury thereto. At the expiration or other termination of the Lease Term, Tenant shall surrender the Premises, broom clean, in substantially the same order and condition which they are in on the Lease Commencement Date, ordinary wear and tear, damage by the elements, and casualty damage excepted.

     8.3 Subject to the provisions of Section 12.4(b) below, all injury, breakage and damage to the Premises or to any other part of the Building caused by any negligent act or omission or willful misconduct of Tenant, or of any agent, employee, subtenant, contractor, customer or invitee of Tenant, shall be repaired by and at the sole expense of Tenant, except that Landlord shall have the right, at its option, after Tenant's failure to cure (or commence to cure, where applicable) within five (5) business days after notice to Tenant of such injury, breakage or damage, to make such repairs and to charge Tenant for all reasonable costs and expenses incurred in connection therewith as additional rent hereunder. The foregoing notwithstanding, should an emergency or similar situation occur and delay would cause or is likely to cause preventable injury to persons or property, Landlord may elect to act without notice to Tenant.

                                   ARTICLE IX
                                   ALTERATIONS

     9.1 Landlord shall construct the Building and the Leasehold Work in accordance with the terms of Exhibit B attached hereto. It is understood and agreed that Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the Premises other than as set forth in Exhibit B.

     9.2 Tenant will not make or permit anyone to make any alterations, additions or improvements (hereinafter referred to collectively as "improvements"), structural or otherwise, in or to the Premises without the prior written consent of Landlord. Notwithstanding the foregoing, Landlord's consent shall not be required with respect to improvements that are nonstructural in nature and do not affect any of the base-building systems. Landlord's consent shall not be unreasonably withheld, conditioned or delayed with respect to any proposed nonstructural improvement for which Landlord's consent is required hereunder. In the event Landlord fails to provide written notice to Tenant approving or disapproving (with a reasonably detailed explanation of the reasons for any disapproval) a request for its consent to an improvement within ten (10) business days following submission of such request, then Landlord's consent shall be deemed granted. When granting its consent, Landlord may impose any conditions it reasonably deems appropriate, including, without limitation, the approval by Landlord of plans and specifications, the approval by Landlord of the contractor or other persons who will perform the work, Tenant's obtaining all necessary permits and approvals for such work, and Tenant's obtaining, and providing Landlord with certificates of insurance evidencing, reasonably appropriate levels and types of insurance coverage. All improvements permitted by Landlord (or allowed hereunder without Landlord's approval) must conform to all applicable requirements of the insurers of the Building ("Insurance Requirements") and to all applicable Legal Requirements. Landlord's review and approval of any such plans and specifications and consent to the performance of work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with all applicable Legal Requirements and Insurance Requirements nor be deemed a waiver of Tenant's obligations under this Lease with respect to Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance with Legal Requirements or Insurance Requirements of such plans, specifications and work. Upon completion of any improvements requiring Landlord's approval, Tenant shall provide Landlord with final release of lien forms executed by Tenant's general contractor. If, notwithstanding the foregoing, any mechanic's or materialmen's lien is filed against the Premises, the Building and/or the Land, for work claimed to have been done for, or materials claimed to have been furnished to, the Premises on Tenant's account (other than for Landlord's Work), such lien shall be discharged by Tenant within twenty (20) days after Tenant has notice thereof, at Tenant's sole cost and expense, by the payment thereof or by the filing of a surety bond in form and substance acceptable to Landlord. If Tenant shall fail to discharge any such mechanic's or materialmen's lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including reasonable attorneys' fees incurred in connection therewith) as additional rent payable with the next monthly installment of base rent falling due. It is understood and agreed that any improvements to the Premises (other than Landlord's Work) shall be conducted on behalf of Tenant, and that Tenant shall be fully responsible therefor. It is further understood and agreed that in the event Landlord shall give its written consent to the making of any improvements to the Premises, such written consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises, the Building or the Land to any mechanic's or materialmen's liens which may be filed in connection therewith. Upon completion of any structural improvements by Tenant, Tenant shall provide Landlord with accurate "as-built" plans showing the new work in a "CADD" format; in addition, if Tenant has made any improvements (structural or otherwise) in the Premises during the course of any calendar year, then Tenant shall provide Landlord with such "as-built" plans within thirty (30) days following the end of such calendar year.

     9.3 Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any improvements to the Premises by Tenant or its employees, agents or contractors. If any improvements are made without the prior written consent of Landlord (if such consent is required hereunder), Landlord shall have the right to remove and correct such improvements and restore the Premises to their condition immediately prior thereto, and Tenant shall be liable for all reasonable expenses incurred by Landlord in connection therewith. All improvements affixed to the Premises or the Building made by either party shall remain upon and be surrendered with the Premises as a part thereof at the end of the Lease Term, except that (i) Tenant shall have the right to remove, prior to the expiration of the Lease Term, all furniture, furnishings, fixtures, trade fixtures and equipment installed in the Premises solely at the expense of Tenant, and (ii) Tenant shall be required to remove all improvements to the Premises which Landlord designates in writing for removal at the time Landlord approves installation of such improvement (provided that Landlord shall have the right to designate for removal any improvements installed pursuant to Exhibit B hereto only if they are of a nature that is materially different from that typically included in an office build-out, and provided further that SCIF space, if any, installed pursuant to Exhibit B comprising not more than 10,000 rentable square feet in the aggregate shall not be subject to Landlord's right to require removal). All damage and injury to the Premises or the Building caused by such removal shall be repaired by Tenant, at Tenant's sole expense. If any property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease, the same shall become the property of Landlord and shall be surrendered with the Premises as a part thereof.

                                   ARTICLE X
                              SIGNS AND FURNISHINGS

     10.1 Throughout the Lease Term and so long as Tenant is leasing and occupying at least one (1) full floor of rentable area in the Building, and subject to any applicable Legal Requirements and requirements of the Reston Architectural Board of Review (collectively, "Signage Requirements"), Tenant shall have the right (a) to install and maintain, at Tenant's sole expense, exclusive building signage identifying Tenant on the upper portion of the Building facade, which signage shall be sufficiently large and prominently placed so as to make it reasonably visible from the Dulles Airport access road and to pedestrian and vehicular traffic in the immediate vicinity of the Building, it being understood and agreed that Landlord shall not permit any other signage to be located anywhere on the Building facade, except as otherwise expressly provided pursuant to Section 10.3 below, and (b) to have installed and maintained, at Landlord's expense (and passed through to the tenants as an Operating Expense to the extent permitted pursuant to Section 4.2(a) above, such that Tenant will pay its proportionate share of the costs thereof for any period during the Lease Term in which Tenant is not the sole tenant of the Building and the entire costs thereof for any period during the Lease Term in which Tenant is the sole tenant of the Building (and the monument sign so reflects the same)), one (1) non-exclusive monument sign, in the maximum size permitted pursuant to applicable Signage Requirements, to be located beside the vehicle accessway leading to the front entrance of the Building. The size, position, materials, color, style and manner of installation of such signage shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed. In the event Landlord fails to provide written notice to Tenant approving or disapproving (with a reasonably detailed explanation of the reasons for any disapproval) a written request for its consent to Tenant's proposed signage within ten (10) business days following submission of such request, then Landlord's consent shall be deemed granted. Landlord shall use good faith efforts to cooperate with and assist Tenant in obtaining the necessary governmental, quasi-governmental and Reston Architectural Board of Review approvals for the signage permitted pursuant to this Section 10.1. No other sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or the interior of the Building (other than directional signage in the lobby and signage on the doors leading into the Premises and in the interior of the Premises). All of Tenant's signage that is approved by Landlord, other than the non-exclusive monument sign permitted pursuant to clause (b) above, shall be installed, and removed at the expiration or earlier termination of the Lease Term, and Tenant shall repair any damage to the Building resulting therefrom, at Tenant's cost and expense. If any sign, advertisement or notice required to be approved by Landlord hereunder is exhibited or installed by Tenant prior to receiving such approval, Landlord shall have the right to remove the same at Tenant's expense.

     10.2 Throughout the Lease Term, in the event Tenant assigns this Lease or subleases to a single subtenant a portion of the Premises consisting of more than twenty-four thousand seven hundred fifty (24,750) rentable square feet, then such assignee or subtenant may install and maintain signage identifying such assignee or subtenant in place of one of Tenant's signs upon the upper portion of the Building facade if (i) Tenant requests that a sign identifying such assignee or subtenant be permitted in place of Tenant's sign (which shall be removed by Tenant at Tenant's sole expense), (ii) Tenant or such assignee or subtenant obtains all necessary approvals or permits from all applicable governmental and quasi-governmental authorities and complies with all applicable Legal Requirements relating thereto, (iii) such assignee or subtenant is, in Landlord's reasonable judgment, an entity of first-class and non-controversial character and reputation, and (iv) the size, position, materials, color, style and manner of installation of such substitute signage are approved in advance by Landlord (such approval not to be unreasonably withheld, conditioned or delayed).

     10.3 Provided such signage does not adversely affect Tenant's rights under
Section 10.1 and 10.2 hereof, Landlord shall be entitled to grant exterior signage rights to any retail tenant leasing space in the Building, provided that such signage shall be situated at or near the ground floor of the Building.

     10.4 Landlord agrees to furnish, at Landlord's expense, a directory board for installation in the lobby of the Building. Such directory board shall have room for at least one listing per one thousand square feet of rentable area initially leased by Tenant. Tenant may designate all individuals and groups to be listed under its name on such directory board. Landlord shall not charge for the initial listings on such directory board or any changes to such listings.

     10.5 Tenant shall not place or install in the Premises any safes, fixtures or other equipment which will exceed a load factor of one-hundred pounds (100 lbs.) per square foot (80 pounds live load, and 20 pounds for partitions). Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being in or upon the Premises, shall be repaired at the sole cost of Tenant. Tenant agrees to remove promptly from the parking areas or sidewalks adjacent to the Building any of Tenant's furniture, equipment or other material there delivered or deposited.

                                   ARTICLE XI
                             INSPECTION BY LANDLORD

     11.1 Subject to the provisions of Section 13.2 hereof, Tenant will permit Landlord, or its agents or representatives, to enter the Premises, without charge therefor to Landlord and without diminution of the rent payable by Tenant, (i) to examine, inspect and protect the Premises and the Building, (ii) to make such alterations and/or repairs as in Landlord's reasonable judgment may be required by law or be necessary to maintain the Building in good condition and repair, (iii) to comply with and carry out Landlord's obligations under this Lease, and (iv) to exhibit the same to prospective tenants (provided that Tenant's consent, which shall not be unreasonably withheld, shall be required if the Premises are to be exhibited to a prospective tenant more than twelve (12) months prior to the expiration of the term of this Lease). In connection with any such entry, Landlord shall reasonably endeavor to minimize the disruption to Tenant's use of the Premises, shall reasonably endeavor to give Tenant at least twenty-four (24) hours advance notice of such entry (except in the event of an emergency) and shall reasonably endeavor to conduct such entry only during normal working hours (except in the event of an emergency). Notwithstanding anything to the contrary set forth in this Lease, except in the event of an emergency, Landlord shall not be permitted access to areas previously designated in writing by Tenant as security areas ("Secured Access Areas"), unless Landlord or its representatives are accompanied by an agent of Tenant designated and made available by Tenant for such purpose.

                                   ARTICLE XII
                                    INSURANCE

     12.1 Tenant shall not conduct or permit to be conducted any activity, or place any equipment, inventory or other materials, in or about the Premises or the Building that will in any way increase the rate of fire insurance or other insurance on the Building. If any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due solely to any activity of Tenant or the placing of any equipment, inventory or other materials by Tenant in or about the Premises or the Building, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment. In such event, Landlord shall notify Tenant thereof and Tenant shall be liable for the amount of such increase. Notwithstanding the foregoing, if such activity or materials are not prohibited under this Lease, Tenant shall be permitted to continue such activity or maintain such materials, provided that Tenant shall reimburse Landlord for such amount upon written demand from Landlord and such sum shall be considered additional rent payable hereunder.

     12.2 Throughout the Lease Term, Landlord shall insure the Building against loss due to fire and other casualties included in standard extended coverage insurance policies, in an amount equal to the full replacement cost thereof; provided, however, that if, in Landlord's reasonable judgment, full replacement cost insurance is not available at commercially reasonable rates, then the amount of such insurance that Landlord shall carry shall be equal to at least ninety percent (90%) of the full replacement cost of the Building (in all events exclusive of architectural and engineering fees, excavation, footings and foundations). Throughout the Lease Term, Landlord shall obtain and maintain comprehensive public liability insurance in a company or companies licensed to do business in the Commonwealth of Virginia. Such insurance shall be in minimum amounts of One Million Dollars ($1,000,000) per occurrence plus a general aggregate of Two Million Dollars ($2,000,000) for injury to persons and damage to property and shall be for a minimum term of one (1) year. Throughout the

Lease Term, Landlord shall obtain and maintain a policy of insurance protecting Landlord from loss of rents and other charges during the period while the Premises are untenantable due to fire or other casualty.

     12.3 Throughout the Lease Term, Tenant shall insure the contents of the Premises, including all furnishings, trade fixtures, and equipment used or installed in the Premises by Tenant, and any other personal property of Tenant therein, against loss due to fire and other casualties included in standard extended coverage insurance policies in minimum amounts not less than the full replacement cost of Tenant's furnishings, trade fixtures, equipment and other personal property. Throughout the Lease Term, Tenant shall obtain and maintain comprehensive public liability insurance in a company or companies licensed to do business in the Commonwealth of Virginia and approved by Landlord. Such insurance shall be in minimum amounts of One Million Dollars ($1,000,000) per occurrence plus a general aggregate of Two Million Dollars ($2,000,000) for injury to persons and damage to property and shall be for a minimum term of one
(1) year. In addition, Tenant's public liability insurance policy shall name Landlord and Boston Properties, Inc. (or an entity affiliated with Boston Properties, Inc.), as managing agent of the Building, as additional insureds. If requested by the holder of any mortgage or deed of trust against the Building, the public liability policy referred to above shall also name such holder as an additional insured thereunder. Receipts or certificates evidencing payment of the premiums for such insurance shall be delivered by Tenant if requested by Landlord. Each such policy shall contain an endorsement prohibiting cancellation or reduction of coverage without first giving Landlord and the holder of any mortgage or deed of trust on the Building at least thirty (30) days' prior written notice of such proposed action.

     12.4 (a) Tenant hereby waives its right of recovery against Landlord and releases Landlord from any claim arising out of losses, claims, casualties or other damages for which Landlord may otherwise be liable to the extent either
(i) such loss, claim, casualty or other damage would have been covered under insurance coverage Tenant is required to maintain pursuant to this Article XII (without regard to any deductible) or (ii) Tenant receives insurance proceeds on account of any such losses, claims, casualties or other damages. Each policy of property insurance obtained by Tenant pursuant to the provisions of this Article XII shall include a waiver of the insurer's right of subrogation against Landlord, and shall contain an endorsement to the effect that any loss payable under such policy shall be payable notwithstanding any act or negligence of Landlord, or any agent, contractor or employee of Landlord, which might, absent such agreement, result in the forfeiture of payment for such loss.

          (b) Landlord hereby waives its right of recovery against Tenant and releases Tenant from any claim for which Tenant may otherwise be liable arising out of losses, claims, casualties or other damages to the extent either (i) such loss, claim, casualty or other damage would have been covered under insurance coverage Landlord is required to maintain pursuant to this Article XII (without regard to any deductible) or (ii) Landlord receives insurance proceeds on account of any such losses, claims, casualties or other damages. Each policy of property insurance obtained by Landlord with respect to the Building shall include a waiver of the insurer's right of subrogation against Tenant, and shall contain an endorsement to the effect that any loss payable under such policy shall be payable notwithstanding any act or negligence of Tenant, or any agent, contractor or employee of Tenant, which might, absent such agreement, result in the forfeiture of payment for such loss.

                                  ARTICLE XIII
                             SERVICES AND UTILITIES

          13.1 Landlord will furnish to the Premises during the normal hours of operation of the Building (as set forth hereinbelow) air-conditioning and heating during the seasons and within the temperature ranges required in accordance with the specifications attached hereto as Exhibit D. Landlord will provide: electricity; water; elevator service; an access-control system for the Building (excluding the Premises); and exterior window-cleaning service. The normal hours of operation of the Building will be 7:30 a.m. to 7:00 p.m. on Monday through Friday (except the holidays listed on Exhibit E attached hereto) and 8:00 a.m. to 12:00 p.m. on Saturday (except the holidays listed on Exhibit E). If Tenant requires air-conditioning or heat beyond the normal hours of operation, then Landlord will furnish the same. Tenant shall pay for such extra service in accordance with Landlord's then-current schedule of costs and assessments for such extra service (including additional depreciation of the base building systems in proportion to the actual number of hours beyond the normal hours of operation for which Tenant is furnished such HVAC services), which shall compensate Landlord for Landlord's actual costs of furnishing such extra service, without markup. Landlord agrees to provide an access control system for the Building that will afford Tenant access to the Premises twenty-four (24) hours per day every day of the year. At Tenant's option and expense, Landlord's system may be expanded to provide electronic suite access to the Premises, and Landlord will reasonably coordinate any interaction between Tenant's suite access system and the base-building access system. Landlord shall not be permitted to require persons entering the Building to show identification to a lobby attendant without Tenant's prior written consent. At least one (1) elevator serving the Premises shall be in service at all times. Except as otherwise specified herein, Landlord shall not be required to furnish services and utilities during hours other than the normal hours of operation of the Building unless Tenant agrees to compensate Landlord for the actual costs, without markup, of such services and utilities.

     13.2 It is understood and agreed that Landlord shall not have any liability to Tenant whatsoever as a result of Landlord's inability to furnish any of the utilities or services required to be furnished by Landlord under the terms of this Lease, whether resulting from breakdown, removal from service for maintenance or repairs, strikes, scarcity of labor or materials, acts of God, governmental requirements or from any other cause whatsoever. It is further agreed that, except as provided in this Section 13.2, any such inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of Tenant from the Premises, and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder. Notwithstanding the foregoing or anything else in this Lease, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof for five (5) consecutive business days or for ten (10) business days in any twelve (12) month period (the "Eligibility Period") as a result of
(i) any interruption of utilities or services or access (including elevator access) or any repair, maintenance or alteration performed by Landlord after the Lease Commencement Date (other than repairs undertaken pursuant to Article XVI hereof) which renders the Premises inaccessible or untenantable, or (ii) the presence of Hazardous Materials in, on or around the Building which could, in Tenant's reasonable business judgment and taking into account any Legal Requirements with respect to Hazardous Materials, pose a health risk to occupants of the Premises (the foregoing circumstances being referred to herein as "Suspension Events"), then all base rent and additional rent payable hereunder shall be reduced after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Tenant is prevented from so conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business in such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, all base rent and additional rent payable hereunder for the entire Premises shall be abated. In the event Tenant is prevented from using, and does not use, substantially the entire Premises for a period in excess of seventy-five (75) days after an Eligibility Period because of the occurrence of a Suspension Event, then Tenant shall have the right to terminate this Lease by notice delivered to Landlord while such Suspension Event is continuing. For purposes of this Section 13.2, Tenant shall be deemed not to be using or conducting its business in the Premises (or a portion thereof) if at least ninety percent (90%) of Tenant's personnel that would otherwise be in occupancy of the Premises (or such portion thereof) are actually not present in the Premises (or such portion thereof) by reason of the Suspension Event.

     13.3 Tenant shall have the right, at its option, to either (a) employ its own contractor or personnel to furnish char and janitorial service to the Premises, in which event Tenant (i) shall pay for such services directly to the contractor employed by Tenant for such purpose and (ii) Tenant's janitorial contractor, and the cleaning specifications incorporated into Tenant's contract with its janitorial contractor, shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed; or
(b) Tenant may at any time during the Lease Term, request that Landlord arrange for janitorial service to be furnished to the Premises by Landlord's janitorial contractor.

     13.4 In the event Tenant determines that the services being furnished by any contractor (excluding the property management company) employed by Landlord are unsatisfactory, in Tenant's reasonable judgment, Tenant shall deliver written notice to Landlord specifying in detail the manner in which the services are deemed deficient. If the deficiencies are not, in Tenant's reasonable judgment, substantially corrected during the next succeeding sixty (60) days, then Tenant may deliver a further notice to Landlord advising Landlord of such fact, and, provided Landlord will not incur any liability to the contractor as a result thereof, Landlord shall terminate the contract of such deficient contractor and select a qualified replacement contractor.

     13.5 Landlord agrees (a) to bid all contracts (excluding the service contract for the property management company) for the operation of the major services provided to the Building to at least three (3) service providers reasonably acceptable to Tenant and (b) to keep Tenant reasonably apprised of the bidding process by, among other things, notifying Tenant of the various bid proposals received and Landlord's final selection of a particular service provider. Landlord shall have the right to select such service provider from among the three (3) who provided bids for each particular service, in the exercise of its commercially reasonable judgment.

                                  ARTICLE XIV
                        LIABILITY OF LANDLORD AND TENANT

     14.1 Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, injury, loss, compensation or claim, including, but not limited to, claims for the interruption of or loss to Tenant's business, based on, arising out of or resulting from any cause whatsoever (except as hereinbelow set forth), including but not limited to the following: (i) repairs to any portion of the Premises or the Building; (ii) interruption in the use of the Premises; (iii) any accident or damage resulting from the use or operation (by Landlord, Tenant or any other person or persons) of elevators, or of the heating, cooling, electrical or plumbing equipment or apparatus; (iv) the termination of this Lease by reason of the destruction of the Premises or the Building; (v) any fire, robbery, theft, mysterious disappearance and/or any other casualty; (vi) the actions of other tenants in the Building, if any, or of any other person or persons; and (vii) any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Building; provided, however, that Landlord shall not be released pursuant to this Section 14.1 from any liability (i) resulting directly from Landlord's breach of, or default as to, any of its covenants, warranties or other obligations under this Lease, or (ii) subject to Section 12.4(a) above, property damage, personal injury or death caused directly by Landlord's or its agents' or employees' negligence or willful misconduct. In no event (notwithstanding anything in the immediately-preceding sentence to the contrary) shall Landlord have any liability to Tenant for any claims based on the interruption of or loss to Tenant's business.

     14.2 Tenant hereby agrees to indemnify, defend on request, and hold Landlord harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees and any costs of litigation) suffered by or claimed against Landlord, directly or indirectly, and not to be covered by the property insurance required to be maintained by Landlord hereunder, based on, arising out of or resulting from (i)

Tenant's use and occupancy of the Premises or the business conducted by Tenant therein, (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring on or about the Premises during the Lease Term, (iii) any act or omission to act by Tenant or its employees, contractors, agents, licensees, or invitees, or (iv) any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease; provided that Tenant's obligations to indemnify and hold harmless Landlord pursuant to this Section 14.2 shall not include any costs, damages, claims, liabilities, or expenses suffered by or claimed against Landlord directly based on, arising out of or resulting from any negligence or willful misconduct of Landlord or its agents or employees.

     14.3 In the event that at any time Landlord shall sell or transfer the Building, provided the purchaser or transferee assumes the obligations of Landlord hereunder, the Landlord named herein shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer. Furthermore, upon such assumption, Tenant agrees to attorn to any such purchaser or transferee upon all the terms and conditions of this Lease.

     14.4 In the event that at any time during the Lease Term Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder (except to the extent expressly provided in Section 14.6 below), it being understood that Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

     14.5 Tenant agrees that in the event Tenant is awarded a money judgment against Landlord, Tenant's sole recourse for satisfaction of such judgment shall be limited to execution against Landlord's equity interest in the Building and the Land at the time of such execution and any insurance proceeds received by Landlord in connection therewith. In no event shall Landlord or any partner or member of Landlord or any other person be held to have any personal liability for satisfaction of any claims or judgments that Tenant may have against Landlord. Notwithstanding anything in this Lease to the contrary, the foregoing limitation on Tenant's right to execute against Landlord's assets other than Landlord's equity in the Building and the Land shall not be applicable to any obligation of Landlord with respect to any work to be performed and/or any funds to be disbursed by Landlord pursuant to the terms of the Work Agreement attached hereto as Exhibit B.

     14.6 In the event Landlord shall be in default with respect to any service or action that Landlord is obligated to furnish or perform under this Lease, then Tenant shall have the right to obtain such service or perform such act on Landlord's account; provided, however, that Tenant shall have the rights set forth in this Section 14.6 with respect to services and actions that affect the structure of the Building, any common area or any base-building system only if Tenant gives Landlord written notice of Landlord's alleged default and Landlord does not in good faith dispute such alleged default in writing within ten (10) business days following the delivery of Tenant's notice. Prior to Tenant undertaking any action to cure or remedy such condition, Tenant shall first give written notice of such condition to Landlord and Landlord's lender(s) of whose identity and notice address Tenant has been informed and allow Landlord and such lender(s) ten (10) business days following receipt by Landlord and such lender(s) of such written notice to cure or remedy the condition specified in Tenant's notice; provided, however, that if such condition cannot be cured within the ten (10) business day period, such period shall be extended for a reasonable additional time, so long as Landlord or such lender(s) commence to cure such condition within the ten (10) business day period and proceed diligently thereafter to effect such cure. If Landlord or such lender(s) fail to cure or remedy such condition within such time period, then Tenant may cure or remedy such condition and deliver an invoice to Landlord for such costs and expenses, and Landlord shall pay to Tenant the amount of such invoice within thirty (30) days after delivery by Tenant. The amount of such expenses, when paid by Landlord, shall be included within Operating Expenses, to the extent such costs and expenses are not excluded from the definition of Operating Expenses. In the event Landlord fails to pay to Tenant when due any sum which Tenant is entitled to recover from Landlord pursuant to this Section 14.6, then Tenant shall have the right to a credit against annual base rent in the amount of any such unpaid sum if Tenant has obtained a final, nonappealable court judgment that such sum was due and payable to Tenant under the terms of this Section 14.6 but was wrongfully withheld by Landlord. In the event Tenant seeks to cure or remedy any condition which gives rise to Tenant's remedies set forth in this Section 14.6, Tenant shall (i) proceed in accordance with the applicable provisions of this Lease and all applicable Legal Requirements; (ii) use only such contractors, suppliers, etc. as are duly licensed in the Commonwealth of Virginia and insured to effect such repairs and who perform such repairs on first-class buildings in the normal course of their business; (iii) promptly effect such repairs in a good workmanlike quality and in a first-class manner; and (iv) use new or other first-quality materials. Landlord agrees to cooperate with Tenant in the performance of repairs by Tenant's contractors, including granting access to portions of the Building outside the Premises and making available for inspection and copying any plans that might be required by such contractors.

     14.7 Landlord hereby agrees to indemnify, defend on request, and hold Tenant harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees and any costs of litigation) suffered by or claimed against Tenant, directly or indirectly, and not to be covered by the property insurance required to be maintained by Tenant hereunder, based on, arising out of or resulting from (i) Landlord's ownership, use and operation of the Building or any portion thereof other than the Premises, (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring on or about the Building other than within the Premises, (iii) any act or omission to act by Landlord or its employees, contractors, agents, licensees, or invitees, or (iv) any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; provided that Landlord's obligations to indemnify and hold harmless Tenant pursuant to this Section 14.7 shall not include any costs, damages, claims, liabilities, or expenses suffered by or claimed against Tenant directly based on, arising out of or resulting from any negligence or willful misconduct of Tenant or its agents or employees.

                                   ARTICLE XV
                              RULES AND REGULATIONS

     15.1 Tenant agrees to comply with and observe the rules and regulations pertaining to the use and occupancy of the Premises or the Building set forth in Exhibit F attached hereto, together with all reasonable amendments thereto as may be promulgated hereafter by Landlord (collectively, the "Rules and Regulations"); provided that (i) any such amendment shall not increase Tenant's monetary obligations hereunder or cause Tenant to incur significant additional costs or adversely affect the rights expressly granted to Tenant hereunder or Tenant's use and enjoyment of the Premises, (ii) Tenant shall be given written notice of such amendment at least thirty (30) days before it takes effect, and
(iii) if there is any inconsistency between this Lease and the Rules and Regulations, this Lease shall govern. Tenant's failure to keep and observe said Rules and Regulations after applicable notice and opportunity to cure shall constitute an Event of Default under this Lease. Landlord shall not enforce the Rules and Regulations in a manner that discriminates against Tenant.

                                  ARTICLE XVI
                              DAMAGE OR DESTRUCTION

     16.1 If, during the Lease Term, the Premises or the Building are totally or partially damaged or destroyed from any cause, thereby rendering the Premises totally or partially inaccessible or unusable by Tenant for its business, Landlord shall diligently (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) restore, replace and repair the Premises and the Building to substantially the same condition they were in prior to such damage within one hundred eighty (180) days after the occurrence of such damage; provided, however, if (i) in the reasonable judgment of an independent architect selected by Landlord the repairs, replacement and restoration cannot be completed within one hundred eighty

(180) days after the occurrence of such damage, including the time needed for removal of debris, preparation of plans and issuance of all required governmental permits, or (ii) more than fifty percent (50%) of the Building is rendered inaccessible or unusable for at least one hundred eighty (180) days as a result of such damage, then Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination to Tenant within sixty (60) days after the occurrence of such damage. If this Lease is terminated pursuant to the preceding sentence, all rent payable hereunder shall be equitably apportioned and paid to the date of the occurrence of such damage or destruction, and neither Landlord nor Tenant shall have any further rights or remedies as against each other pursuant to this Lease accruing after the date of termination.

     16.2 If the independent architect selected by Landlord determines in its reasonable discretion that the repairs and restoration cannot be completed within one hundred eighty (180) days after the date of such damage or destruction but that Landlord does not elect to terminate this Lease pursuant to
Section 16.1, then Landlord shall promptly notify Tenant of such determination. For a period continuing through the tenth (10th) day after receipt of such notice, Tenant shall have the right to terminate this Lease by providing written notice thereof to Landlord, in which event the Lease Term shall end on the date of the giving of such notice as if such date were the date originally provided herein as the end of the Lease Term. If Tenant does not elect to terminate this Lease within such period, and provided Landlord does not elect to terminate this Lease, then Landlord shall proceed to repair and restore the Premises and the Building. Notwithstanding any provision herein to the contrary, if Landlord does not restore, replace and repair the Premises and the Building to substantially the same condition they were in prior to such damage by the later of (i) one hundred eighty (180) days after the occurrence of such damage or (ii) the date by which it had been projected that Landlord's work would be completed, then Tenant shall have the right, at any time thereafter before the restoration has been completed, to terminate this Lease by delivering thirty (30) days' written notice of termination to Landlord. If Landlord completes such restoration within thirty (30) days following the delivery of Tenant's termination notice, then the termination notice shall be rendered void, and this Lease shall continue in force and effect. If Landlord has not completed such restoration within thirty
(30) days following the delivery of Tenant's termination notice, then the Lease Term shall end on the thirtieth (30th) day after the delivery of Tenant's termination notice as if such date were the date originally provided herein as the end of the Lease Term.

     16.3 Notwithstanding anything to the contrary contained herein, in the event the Premises is damaged during the last two (2) years within the Lease Term, and if the period of time reasonably projected by Landlord for restoration of the damage (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) exceeds one-fourth ( 1/4th) of the time remaining in the Lease Term as of the date of the damage, then Landlord and Tenant shall each have the right to terminate this Lease by written notice delivered to the other party within fifteen (15) days after Landlord notifies Tenant in writing of the projected restoration period; provided, however, that if (i) Landlord exercises its right of termination under this Section 16.3, and (ii) at such time, Tenant has a right to renew the Lease Term pursuant to Article XXVI hereof, and (iii) Tenant notifies Landlord in writing, within fifteen (15) days following the delivery of Landlord's termination notice, that Tenant is exercising its right to renew the Lease Term, and (iv) pursuant to Article XXVI, Landlord and Tenant either reach agreement concerning the Market Rent applicable to the Renewal Term or cause such determination to be made by the means described in Section 26.3(b), then Landlord's termination notice shall be deemed nullified and this Lease shall continue in force and effect through the remainder of the Lease Term (as thus renewed).

     16.4 If this Lease is not terminated in accordance with the provisions of Sections 16.1, 16.2 or 16.3, until the repair and restoration of the Premises is completed Tenant shall be required to pay base rent and additional rent only for that part of the Premises that Landlord and Tenant mutually agree, in their reasonable judgment, that Tenant is able to use (as such use is contemplated by this Lease) while repairs are being made, based on the ratio that the amount of usable rentable area bears to the total rentable area in the Premises.

Landlord shall bear the costs and expenses of repairing and restoring the Premises. In addition to any abatement granted pursuant to the previous sentence, Tenant's abatement period shall continue until Tenant has been given sufficient time, and sufficient access to the Premises, to (i) rebuild any portion of the Premises it is required to rebuild, (ii) install its property, furniture, fixtures, and equipment, and (iii) move in over one (1) weekend.

     16.5 If Landlord repairs and restores the Premises as provided in this
Article XVI, Landlord shall not be required to repair or restore any decorations, alterations or improvements to the Premises previously made by or at the expense of Tenant (other than the Leasehold Work installed pursuant to Exhibit B hereto) or any trade fixtures, furnishings, equipment or personal property belonging to Tenant. It shall be Tenant's sole responsibility to repair and restore all such items.

                                  ARTICLE XVII
                                  CONDEMNATION

     17.1 If (i) more than twenty percent (20%) of the rentable area of the Premises, or (ii) the use or occupancy of more than twenty percent (20%) of the rentable area of the Premises, shall be taken or condemned by any governmental or other authority having the power of eminent domain for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking) (each such event being referred to herein as a "Taking"), then this Lease shall terminate on the date title thereto (or the right to use or occupy, as appropriate) vests in such governmental or quasi-governmental authority, and all base rent and additional rent payable hereunder shall be equitably apportioned as of such date. If less than twenty percent (20%) of the rentable area of the Premises or the use or occupancy thereof is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not condemned, except that (i) as of the date title (or the right to use or occupy, as appropriate) vests in such authority base rent and Expenses with respect to the part of the Premises condemned shall be equitably reduced for the balance of the Lease Term, and (ii) Landlord shall, at its cost, restore the Premises to create, to the extent reasonably possible, a single unit of space, including (but not limited to) building or moving demising walls, suite entries, heating and air conditioning equipment, and utility lines.

     17.2 All awards, damages and other compensation paid by the condemning authority on account of such Taking shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Premises, the value of the unexpired term of this Lease, the loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim does not in any way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

                                 ARTICLE XVIII
                                     DEFAULT

     18.1 The occurrence of any of the following shall constitute an Event of Default by Tenant under this Lease:


          (a) If Tenant shall fail to pay any installment of base rent or additional rent when due and such failure shall continue uncured for a period of ten (10) days after Landlord notifies Tenant of such failure in writing; provided, however, that after Landlord has given Tenant two (2) such written notices with respect to the payment of base rent in any twelve (12)-month period, Tenant shall be in default if any payment of base rent accruing during such twelve (12)-month period (and after the second of such notices) is not made within ten (10) days after such payment is due (without the necessity of any notice being sent by Landlord).

          (b) If Tenant shall fail to pay when due any other payment required by this Lease (other than base rent or additional rent), and such failure shall continue for a period of ten (10) days after Landlord notifies Tenant, in writing, of such failure.

          (c) If Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease and such violation or failure shall continue uncured for a period of thirty (30) days after Landlord notifies Tenant in writing of such failure. If such violation or failure is not capable of being cured within such thirty
(30)-day period, Tenant shall not be deemed to be in default hereunder if Tenant commences curative action within such thirty (30)-day period and proceeds diligently and in good faith thereafter to cure such violation or failure until completion.

          (d) An Event of Bankruptcy as defined in Article XIX hereof.

     18.2 If there shall occur an Event of Default under this Lease, including without limitation an Event of Default prior to the Lease Commencement Date, Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession, and take possession of the Premises. In the event of an Event of Default resulting from Tenant's failure to pay any base rent or additional rent, the provisions of this Article XVIII shall operate as a notice to quit, and Tenant waives any other notice to quit or notice of Landlord's intention to re-enter the Premises or terminate this Lease. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the Commonwealth of Virginia, or (in the event of an Event of Default resulting from Tenant's failure to pay any base rent or additional rent only) by such other proceedings, including re-entry and possession, as may be applicable. If Landlord terminates this Lease and/or terminates Tenant's right of possession, then everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to the right of Landlord to recover from Tenant all rent and other sums due under this Lease. Whether or not this Lease and/or Tenant's right of possession is terminated by reason of Tenant's default, Landlord shall have the right, after any Event of Default occurs and so long as such Event of Default continues, to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion. Landlord agrees to use reasonable efforts to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances, and if the full rental provided herein plus the reasonable costs, expenses and damages hereafter described shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in base rent and additional rent, reasonable attorneys' fees, brokerage fees, and the expenses of placing the Premises in the condition that would have been required if the date of termination had been the date of expiration of the Lease Term. Tenant expressly acknowledges that Landlord's agreement to use reasonable efforts to relet the Premises shall in no event limit, restrict or prejudice in any way Landlord's and Landlord's affiliates' and agents' rights to lease other space in the Building prior to reletting the Premises. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or any failure to collect any rent due or accrued upon such reletting, to the end and intent that Tenant may be liable for the base rent, additional rent, and any and all other items of cost and expense which Tenant shall have been obligated to pay throughout the remainder of the Lease Term. Any damages or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, at Landlord's option, may be deferred until the expiration of the Lease Term, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of the Lease Term. The provisions contained in this Section 18.2 shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of this Lease.

     18.3 As an alternative to recovering damages on account of rental deficiencies on a periodic basis as set forth in Section 18.2 above, Landlord may recover as liquidated damages an amount equal to the present value (as of the date of the termination of this Lease) of the difference between (i) the base rent and additional rent which would have become due during the remainder of the Lease Term, and (ii) the fair market rental value of the Premises for the same period, which damages shall be payable to Landlord in one lump sum on demand. For purpose of this Section, present value shall be computed by discounting at a rate equal to the "Prime Rate" as published in the Money Rates section of The Wall Street Journal.

     18.4 All rights and remedies of Landlord set forth herein are in addition to all other rights and remedies available to Landlord at law or in equity. All rights and remedies available to Landlord hereunder or at law or in equity are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default by Tenant hereunder or of any of Landlord's rights or remedies in connection therewith. Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to specific circumstances described in such written waiver.

     18.5 If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of default or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder, except to the extent agreed by Landlord in writing in connection with such compromise or settlement. Neither the payment by Tenant of a lesser amount than the installments of base rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy available to Landlord. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

     18.6 If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may (after giving Tenant the appropriate notice and opportunity to cure specified in
Section 18.1 hereof), but shall not be required to, make such payment or do such act. If Landlord elects to make such payment or do such act, all reasonable costs and expenses incurred by Landlord, plus interest thereon at the rate per annum which is two percent (2%) higher than the publicly announced "prime rate" then being charged by The Riggs National Bank of Washington, D.C., from the date paid by Landlord to the date of payment thereof by Tenant, shall constitute additional rent hereunder and shall be immediately paid by Tenant to Landlord; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. The taking of such action by Landlord shall not prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default.

     18.7 If Tenant fails to make any payment of base rent or of additional rent on or before the date such payment is due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, such payment shall bear interest at the rate per annum which is two percent (2%) higher than the publicly announced "prime rate" then being charged by The Riggs National Bank of Washington, D.C., from the date such payment became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. Such late charge and interest shall constitute additional rent due and payable hereunder with the next installment of base rent due hereunder.

     18.8 Notwithstanding anything in this Lease to the contrary, in the event
(i) an Event of Default shall occur under this Lease and (ii) Tenant shall thereafter tender performance of the obligation that gave rise to such Event of Default and (iii) Landlord, in its discretion, shall agree to accept such performance as curing the Event of Default, then, for all purposes of this Lease, no Event of Default shall thereafter be deemed to exist.

                                  ARTICLE XIX
                                   BANKRUPTCY

     19.1 The following shall be an Event of Bankruptcy under this Lease:

          (a) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of the Commonwealth of Virginia (the "Insolvency Laws");

          (b) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

          (c) The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within ninety (90) days of filing or (ii) results in the issuance of an order or relief against the debtor; or

          (d) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

     19.2 (a) Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available to Landlord pursuant to Article XVIII, provided that while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending and only for so long as Tenant or its Trustee in Bankruptcy (hereinafter referred to as "Trustee") is in compliance with the provisions of
Section 19.2(b), (c) and (d) below, Landlord shall not exercise its rights and remedies pursuant to Article XVIII.

          (b) In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to
Section 19.2(a) shall be subject to the rights of Trustee to assume or assign this Lease. Trustee shall not have the right to assume or assign this Lease unless Trustee promptly (i) cures all defaults under this Lease, (ii) compensates Landlord for monetary damages incurred as a result of such defaults, and (iii) provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee tenant.

          (c) Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in Section 19.2(b) above, shall mean that all of the following minimum criteria must be met: (i) Tenant's gross receipts in the ordinary course of business during the thirty (30) day period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two (2) times greater than the next monthly installment of annual base rent and additional rent due under this Lease; (ii) both the monthly average and median of Tenant's gross receipts in the ordinary course of business during the six month period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two (2) times greater than the next monthly installment of annual base rent and additional rent due under this Lease; (iii) Tenant must pay its estimated pro rata share of the cost of all services provided by Landlord (whether or not previously included as a part of the annual base rent) in advance of the performance or provision of such services; (iv) Trustee must agree that Tenant's business shall be conducted in a first-class manner and that no liquidating sales, auctions or other non-first-class business operations shall be conducted on the Premises; (v) Trustee must agree that the use of the Premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; and (vi) Tenant or Trustee must agree to pay to Landlord at any time Landlord is authorized to and does draw on the escrow account the amount necessary to restore such escrow account to the original level required by Section 19.2(c)(iii).

          (d) In the event Tenant is unable to (i) cure its defaults, (ii) pay the rent due under this Lease and all other payments required of Tenant under this Lease on time (or within five (5) days of the due date), or (iii) meet the criteria and obligations imposed by Section 19.2(c) above, Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance and this Lease may be terminated by Landlord in accordance with
Section 19.2(a) above.

                                   ARTICLE XX
                            SUBORDINATION; MORTGAGES

     20.1 This Lease is subject and subordinate to the lien of any and all mortgages (which term "mortgages" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now or hereafter encumber the Land or the Building, and to all and any renewals, extensions, modifications, recastings or refinancings thereof; provided, however, that the effectiveness of such subordination is subject to the condition that Landlord obtain from any holder of any such mortgage or deed of trust on the Land or the Building a non-disturbance agreement, to the end and intent that as long as Tenant pays all rent when due and punctually observes all other covenants and obligations on its part to be observed under this Lease (subject to applicable notice and cure provisions), the terms and conditions of this Lease (specifically including, but not limited to, the expansion rights granted under Article XXIV and the renewal right granted under Article XXVI) shall continue in full force and effect and Tenant's rights under this Lease and its possession, use and occupancy of the Premises shall not be disturbed during the term of this Lease by the holder of such mortgage or deed of trust or by any purchaser upon foreclosure of such mortgage or deed of trust. At any time after the execution of this Lease, the holder of any mortgage to which this Lease is subordinate shall have the right to declare this Lease to be superior to the lien of such mortgage, and Tenant agrees to execute all documents required by such holder in confirmation thereof.

     20.2 In confirmation of the foregoing subordination, Tenant shall, at Landlord's request, promptly execute and deliver any requisite or appropriate certificate or other document evidencing such subordination. Provided the holder has granted the required nondisturbance agreement, Tenant agrees that neither the institution of any suit, action or other proceeding by the holder of any mortgage on the Land or the Building to realize upon such mortgage holder's interest in the Land or the Building, nor any sale of the Land or the Building pursuant to the provisions of the mortgage in favor of such mortgage holder, shall, by operation of law or otherwise, result in the cancellation or termination of this Lease or of the obligations of Tenant hereunder, and that Tenant shall attorn to the purchaser at such foreclosure sale and shall recognize such purchaser as the landlord under this Lease. Tenant further agrees that for the purposes of this Section 20.2, the term "purchaser" or "purchaser at a foreclosure sale" shall mean, without limitation, a purchaser at a foreclosure sale affecting the Land or the Building or the holder of any mortgage on the Land or the Building. Tenant agrees that upon such attornment, such purchaser shall not (a) be bound by any rent credits or payments of annual base rent or additional rent for more than one (1) month in advance, (b) be bound by any amendment of this Lease made without the consent of any lender providing financing for the Building, (c) be liable for damages for any act or omission of any prior landlord; or (d) be subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord's interest under this Lease, such purchaser shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquires title to the Building. Upon request by such purchaser, Tenant shall execute and deliver an instrument or instruments confirming its attornment.

     20.3 (a) After Tenant receives notice in writing from any person, firm or other entity that it holds a mortgage or deed of trust on the Building or the Land requesting that copies of notices from Tenant to Landlord be sent to it, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or Trustee; provided, however, that Tenant shall have been furnished with the name and address of such holder or Trustee. The curing of any of Landlord's defaults by such holder or Trustee shall be treated as performance by Landlord.

          (b) In addition to the time afforded Landlord for the curing of any default, any such holder or Trustee shall have an additional thirty (30) days after the expiration of the period allowed to Landlord for the cure of any such default within which to commence a cure; provided that this Section 20.3(b) shall not extend any period that Tenant must forebear from exercising its rights and remedies pursuant to Section 13.2 above.

     20.4 Landlord shall endeavor to obtain the agreement of any lender providing financing secured by a mortgage or deed of trust on the Land or the Building to furnish Tenant with a copy of any notice furnished to Landlord declaring the existence of a default by Landlord under such mortgage or deed of trust; provided, however, that (i) Landlord shall not be required to refuse financing offered by a lender who will not agree to give such notice to Tenant, and (ii) Landlord shall not be responsible for ensuring that a lender who has agreed to give such notice to Tenant fulfills such agreement.

                                  ARTICLE XXI
                                  HOLDING OVER

     21.1 In the event that Tenant shall not immediately surrender the Premises on the date of the expiration of the Lease Term, Tenant shall become a tenant by the month. During the first sixty (60) days of such holdover period, Tenant shall pay a rent equal to one hundred twenty-five percent (125%) of the base rent and all additional rent in effect during the last month of the Lease Term. In the event such holdover period extends beyond sixty (60) days, then the rent shall be adjusted, retroactively to the first day of the holdover period, to equal the greater of (i) one hundred ten percent (110%) of fair market rental value for the Premises in its then-existing condition or (ii) one hundred twenty-five percent (125%) of the base rent and all additional rent in effect during the last month of the Lease Term. Said monthly tenancy shall commence on the first day following the expiration of the Lease Term. As a monthly tenant, Tenant shall be subject to all the terms, conditions, covenants and agreements of this Lease. Tenant shall give to Landlord at least thirty (30) days' written notice of any intention to vacate the Premises, and Tenant shall be entitled to thirty (30) days' written notice to quit the Premises, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Section 21.1, in the event that Tenant shall hold over after the expiration of the Lease Term, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Lease Term, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Premises by any legal process in force in the Commonwealth of Virginia.

                                  ARTICLE XXII
                              COVENANTS OF LANDLORD

     22.1 Landlord covenants that it has the right to make this Lease for the term aforesaid, and Landlord covenants that Tenant shall, during the term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without disturbance, molestation or hindrance by any person whatever claiming an interest in the Premises prior or superior to Tenant's. Nothing in this
Section 22.1, however, shall prevent Landlord from exercising any remedy available to it on account of an Event of Default by Tenant under this Lease. Tenant acknowledges and agrees that its leasehold estate in and to the Premises vests on the date this Lease is executed, notwithstanding that the Lease Term will not commence until a future date.

     22.2 Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (i) if required by applicable law in Landlord's reasonable judgment, to change the street address and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators (other than those designated for the exclusive use of Tenant), stairs, toilets, or other public parts of the Building (provided that if Landlord changes the street address of the Building for any reason other than to comply with a Legal Requirement, then Landlord shall pay Tenant's reasonable costs of replacing its stationery); and (ii) subject to the provisions of Section 13.2 hereof, to erect, use and maintain pipes and conduits in and through the Premises. Provided Landlord acts reasonably and in a manner not likely to interfere materially with Tenant's business, Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant's use or occupancy of the Premises.

     22.3 Landlord represents and warrants that, to the best of its knowledge and belief, there are no Hazardous Materials on, in or under the Land or the Building. Landlord covenants not to bring any Hazardous Materials onto the Land or the Building. Notwithstanding the foregoing, Landlord or its agents may use and store within the Building reasonable quantities of customary office and cleaning supplies; provided such items are stored, used and disposed of in accordance with applicable Legal Requirements. If any Legal Requirements require an investigation into the presence of any Hazardous Materials, or if any Hazardous Materials are actually discovered and Legal Requirements require abatement, remediation or removal, Landlord shall, at its sole cost and expense, abate, remediate and remove all such Hazardous Materials as required by the applicable Legal Requirements. Landlord shall indemnify and hold Tenant harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses arising during or after the Lease Term and arising from Landlord's breach of this Section 22.3.


                                 ARTICLE XXIII
                                     PARKING

     23.1 At all times during the Lease Term, Tenant shall be granted, at no charge to Tenant, 3.6 parking permits per 1,000 square feet of rentable area in the initial Premises, for parking in the surface parking area (or in any parking deck substituted for the surface parking area) located immediately adjacent to the Building. In the event Tenant leases any expansion space in the Building, Tenant shall be granted 3.6 additional parking permits per 1,000 square feet of rentable area in such expansion space. At Tenant's request, Landlord agrees to designate a reasonable number of spaces convenient to the entrance to the lobby of the Building as being reserved for Tenant's visitors, and such spaces shall be counted against the parking permits allocated to Tenant pursuant to this
Section 23.1, at no additional charge to Tenant. In addition to the foregoing, Tenant shall be provided reserved or dedicated visitor spaces at the same ratio of rentable square feet leased to parking spaces as any other tenant of the Building who is granted such parking spaces and at the same cost per space as such tenant.

     23.2 It is understood and agreed that Landlord does not assume any responsibility for, and shall not be held liable for, any damage or loss to any automobiles parked in the parking area or to any personal property located therein, or for any injury sustained by any person in or about the parking area, unless proximately caused by the action or omission of Landlord or any of its employees or agents.

                                  ARTICLE XXIV
                                    EXPANSION

     24.1 Landlord agrees that until March 31, 1998, it will not lease or market for lease any of the office space in the Building that is not initially leased by Tenant pursuant to this Lease. Any space that is thus being held off the market shall, during the period that it is thus being held off the market, be referred to herein as the "Withheld Space." Tenant shall have the right to lease all or any portion of the Withheld Space (the "Expansion Option") upon the same terms and conditions as the initial Premises, including a tenant improvement allowance of $25.00 per rentable square foot, by written notice delivered to Landlord during the period that the Withheld Space is being held off the market; provided, however, that if Tenant elects to lease any portion of the Withheld Space that is not a full floor, then the configuration of the space that Tenant leases hereunder must be reasonably acceptable to Landlord.

     24.2 [Intentionally deleted.]

     24.3 From and after April 1, 1998, Tenant shall have a right of first offer to lease any office space ("Option Space") that is available in the Building prior to the initial leasing of such space to another tenant. Tenant's right to lease any such space (each of which spaces is referred to herein as an "Option Space") shall be subject to the following terms and conditions:

          (a) Except as provided below, Landlord shall not enter into a lease for any Option Space without first giving Tenant written notice (an "Option Notice") that such Option Space is available for leasing and granting Tenant the opportunity to enter into a lease of the Option Space in accordance with this
Section 24.3. The Option Notice shall identify the relevant Option Space and the annual base rent and other economic terms and conditions for the lease of such space.

          (b) Tenant shall have a period of five (5) business days following receipt of the Option Notice to notify Landlord in writing whether Tenant desires to lease the entirety of the Option Space described in the Option Notice, time being of the essence. The leasing of the Option Space shall be on the annual base rent and other economic terms and conditions set forth in the Option Notice (it being agreed that the "legal" (i.e., non-economic and non-transaction specific) terms of such lease shall be the same as in this Lease). In the event that Tenant does not timely notify Landlord that Tenant desires to lease the Option Space that is the subject of the Option Notice, then Landlord shall be free to lease such Option Space to any other party on such terms and conditions as Landlord in its sole discretion may determine; provided, however, that in the event Landlord proposes to lease such Option Space to a third party at a net effective rental rate that is less than ninety-five percent (95%) of the net effective rental rate offered to Tenant in the Option Notice, then Landlord shall re-offer such Option Space to Tenant by delivering to Tenant another Option Notice setting forth the terms and conditions offered to such third party and following the procedures set forth above with respect to the first such offer of such Option Space to Tenant.

          (c) If Tenant leases any Option Space hereunder, Landlord shall deliver possession of the Option Space to Tenant promptly following Tenant's election to lease such Option Space, and the term of Tenant's leasing of such Option Space shall commence on such delivery date and shall be coterminous with the term for the initial Premises. To afford Tenant an opportunity to construct any initial improvements desired by Tenant in the Option Space, Tenant's obligation to pay rent with respect to the Option Space shall not commence until the earlier of (i) sixty (60) days after the date on which possession of the Option Space is delivered to Tenant, or (ii) the date on which Tenant commences to conduct business within the Option Space.

          (d) Notwithstanding anything in this Section 24.3 to the contrary, at Landlord's election, Tenant shall have no right to lease any Option Space at any time during the existence of an Event of Default under this Lease.

     24.4 From and after April 1, 1998, Tenant also shall have a right of first offer to lease any Option Space in the Building that becomes available for leasing following the initial leasing of such space to another tenant. Tenant's right to lease any Option Space shall be subject to the following terms and conditions:

          (a) Except as provided below, Landlord shall not enter into a new lease for any Option Space that will commence after the expiration or termination of the initial lease of such space without first giving Tenant an Option Notice that such Option Space is or will be becoming available for leasing and granting Tenant the opportunity to enter into a lease of the Option Space in accordance with this Section 24.4. The Option Notice shall identify the relevant Option Space and the date on which such Option Space is expected to be available for delivery to Tenant.

          (b) Tenant shall have a period of five (5) business days following receipt of the Option Notice to notify Landlord in writing whether Tenant desires to lease the Option Space, time being of the essence. The leasing of the Option Space shall be for an annual base rent equal to the Market Rent (as defined in, and determined in accordance with the provisions of, Sections 26.3 and 26.4 below, except that the parties shall have a period of five (5) business days to reach agreement upon the Market Rent, whereupon, if the parties have not reached agreement upon the Market Rent, either Tenant shall have rescinded its exercise of its right to lease the Option Space or the Market Rent for the Option Space shall be determined by the three-broker mechanism set forth in
Section 26.3) and additional rent on account of all Expenses incurred during the term of Tenant's leasing of the Option Space, it being agreed that the "legal" (i.e., non-economic and non-transaction specific) terms of such lease shall be the same as in this Lease. In the event Tenant does not timely notify Landlord that Tenant desires to lease the Option Space, then Landlord shall be free to lease such Option Space to any other party on such terms and conditions as Landlord in its sole discretion may determine.

          (c) Tenant shall have the right to lease either (i) the entirety of any Option Space offered to Tenant hereunder, or (ii) any full floor(s) contained within the Option Space, and/or (iii) any partial floor contained within the Option Space (but not a portion of any full floor contained within the Option Space). Tenant's notice exercising its right to lease the Option Space shall specify whether Tenant will lease the entirety of the Option Space or a portion thereof permitted pursuant to clause (ii) and/or (iii) above.

          (d) If Tenant leases any Option Space hereunder, Landlord shall deliver possession of the Option Space to Tenant on the day following the date on which the Option Area is vacated by the prior tenant thereof, and the term of Tenant's leasing of such Option Space shall commence on such delivery date and shall be coterminous with the term for the initial Premises. Landlord shall incur no liability, and the expiration date of the term for which the Option Space is leased shall not be extended, if Landlord is unable to deliver possession of the Option Space to Tenant due to any holdover tenant's refusal to vacate, or for any other reason not within Landlord's control. Landlord agrees to use reasonable efforts to evict any such holdover tenant and to obtain possession of the Option Space as soon as reasonably possible. Any Option Space which is leased to Tenant shall be delivered by Landlord in its "as is" condition. To afford Tenant an opportunity to construct any initial improvements desired by Tenant in the Option Space, Tenant's obligation to pay rent with respect to the Option Space shall not commence until the earlier of (i) sixty
(60) days after the date on which possession of the Option Space is delivered to Tenant, or (ii) the date on which Tenant commences to conduct business within the Option Space.

          (e) Notwithstanding anything in this Section 24.4 to the contrary, at Landlord's election, Tenant shall have no right to lease any Option Space at any time during the existence of an Event of Default under this Lease.

          (f) Notwithstanding anything in this Section 24.4 to the contrary, Tenant's rights under this Section 24.4 are subject and subordinate to all renewal and expansion rights that may hereafter be granted to any party leasing space in the Building, provided that such rights are granted in the leases of such parties and, with respect to expansion rights, are for specifically defined areas of space, and no space in the Building shall be deemed to be an Option Space hereunder unless and until Landlord is preparing to market it for lease to the general public.

     24.5 [Intentionally deleted]

                                  ARTICLE XXV
                             [INTENTIONALLY DELETED]

                                  ARTICLE XXVI
                                    RENEWAL

     26.1 Landlord hereby grants to Tenant the conditional right, exercisable at Tenant's option, to renew the term of this Lease for two (2) terms (each, a "Renewal Term") of sixty (60) months each. If exercised, and if the conditions applicable thereto have been satisfied, the first Renewal Term shall commence immediately following the end of the Lease Term provided in this Lease and the second Renewal Term shall commence immediately following the end of the first Renewal Term. The right of renewal herein granted to Tenant with respect to each Renewal Term shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

          (a) Tenant shall exercise its right of renewal with respect to each Renewal Term by giving Landlord written notice thereof not earlier than twenty-four (24) months and not later than twelve (12) months prior to the expiration date of the then-current Lease Term. Tenant's exercise of its right of renewal shall be irrevocable (except as provided in Section 26.3(a) below) and shall be binding upon both Landlord and Tenant.

          (b) In the event a renewal option notice is not given timely, Tenant's right of renewal with respect to such Renewal Term shall lapse and be of no further force or effect.

          (c) A renewal option may be exercised either with respect to the entire Premises (including all expansion space theretofore leased by Tenant) or with respect to a "Divisible Portion of the Premises" (as hereinbelow defined). Tenant's renewal option notice shall specify whether Tenant is exercising its right of renewal with respect to the entire Premises or with respect to a Divisible Portion of the Premises, and (if applicable) shall identify the Divisible Portion of the Premises with specificity. As used herein, the term "Divisible Portion of the Premises" shall mean a portion of the Premises consisting of at least seventy-five percent (75%) of the rentable area contained in the Premises at the time of Tenant's exercise of its renewal option, all of which space shall be contiguous. In the event Tenant desires to extend the term of this Lease with respect to a portion of the Premises consisting of less than seventy-five percent (75%) of the rentable area contained in the Premises but at least 25,000 rentable square feet, Section 26.2 below shall not apply and Landlord and Tenant may enter into negotiations with respect to the terms and conditions that would govern such an extension of the Lease Term (which terms and conditions may differ from both the economic and the non-economic terms set forth herein). In the event Tenant desires to extend the term of this Lease with respect to a portion of the Premises consisting of less than 25,000 rentable square feet, Landlord shall have no obligation to agree to an extension of the Lease Term with respect to such a reduced portion of the Premises.

          (d) In the event an Event of Default under this Lease has occurred and has continued for ten (10) business days on the date a renewal option notice is sent or any time thereafter up to and including the date such Renewal Term is to commence, then, at Landlord's option, such Renewal Term shall not commence and the Lease Term shall expire at the date the Lease Term would have expired without such renewal.

          (e) In the event this Lease is not renewed for the first Renewal Term, Tenant's right to renew this Lease for the second Renewal Term shall also lapse. In the event this Lease is renewed for the first Renewal Term with respect to only a Divisible Portion of the Premises, then Tenant's right to renew this Lease for the second Renewal Term shall apply only to such Divisible Portion of the Premises.

     26.2 During any Renewal Term, all the terms, conditions, covenants and agreements set forth in this Lease shall continue to apply and be binding upon Landlord and Tenant, except that: (1) the annual base rent shall be calculated at the beginning of the Renewal Term so that the annual base rent payable during each Lease Year of such Renewal Term shall be equal to ninety-five percent (95%) of Market Rent for the Renewal Term, including a market-based formula for adjusting Market Rent for each year of such Renewal Term; and (2) in no event shall Tenant have the right to renew the Lease Term beyond the expiration of the second Renewal Term provided for in Section 26.1 or in the event this Lease is terminated as provided in the other provisions of this Lease.

     26.3 "Market Rent" shall be the fair market amount of "net" annual base rent (including escalations) determined as follows:

          (a) Following the giving of the renewal option notice, Landlord and Tenant shall commence negotiations concerning the amount of base rent that shall constitute Market Rent. The parties shall have thirty (30) days after the date Tenant delivers its renewal option notice in which to agree on such Market Rent. If, during such negotiation period, the parties are unable to agree on such Market Rent, then Tenant shall have the right to rescind its exercise of the renewal option by notice of rescission delivered to Landlord no later than the expiration of such thirty (30) day period.

          (b) In the event Landlord and Tenant do not reach agreement concerning the Market Rent, but Tenant does not timely exercise the right of rescission described in subsection (a) above, then Landlord and Tenant shall each designate an independent, licensed real estate broker within seven (7) days from the expiration of the thirty (30) day period described in subsection (a) above, who shall have more than eight (8) years' experience as a real estate broker specializing in commercial office leasing and who shall be familiar with the commercial real estate market in which the Building is located. Said brokers shall each determine the Market Rent within fifteen (15) days. If the lower of the two determinations is not less than ninety-five percent (95%) of the higher of the two determinations, then the Market Rent shall be the average of the two determinations. If the lower of the two determinations is less than ninety-five percent (95%) of the higher of the two determinations, then the two brokers shall render separate written reports of their determinations and within fifteen
(15) days thereafter the two brokers shall appoint a third broker with like qualifications. Such third broker shall be furnished the written reports of the first two brokers. Within fifteen (15) days after the appointment of the third
(3rd) broker, the third broker shall determine the Market Rent. If three brokers are used to determine Market Rent, then, for purposes of this Section 26.3, Market Rent shall equal the average of the two closest determinations; provided, however, that (i) if any one determination is agreed upon by any two of the brokers, then the Market Rent shall be such determination, and (ii) if any one determination is equidistant from the other two determinations, then the Market Rent shall be such middle determination. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker.


          (c) Among the factors to be considered in determining Market Rent shall be the rental rates then being obtained for leases of similar space, size and terms in the Building and in other comparable office buildings of a similar class in Reston, Virginia. All determinations shall reflect market conditions expected to exist as of the date that base rent based on Market Rent is to commence (including base rents and escalations, rental abatements, construction allowances, parking and other tenant concessions, operating expense and tax pass-through provisions, and other terms expected to be agreed to in market leases entered into at such time).


                                 ARTICLE XXVII
                            COMMUNICATIONS EQUIPMENT

     27.1 (a) Tenant may install, free of charge, at its sole cost, risk and expense, satellite dishes and communications equipment (the "Communications Equipment") on the roof of the Building, in an amount and of a type mutually agreed to by Landlord and Tenant, subject in all events to the availability of suitable space on the roof of the Building (to be determined in Landlord's reasonable discretion) and subject further to Landlord's prior written approval of plans and specifications for the Communications Equipment and the type and placement of all cabling and wiring ancillary thereto, which approval shall not be unreasonably withheld with respect to matters that do not affect the structure of the Building. Landlord makes no representation concerning the suitability of the rooftop as a location for Tenant's Communications Equipment, and Landlord's approval of Tenant's plans and specifications shall in no event be construed as constituting such a representation. Tenant shall be responsible for obtaining and maintaining all approvals, permits and licenses required by any federal, state or local government for installation and operation of the Communications Equipment and for paying all fees attendant thereto and for complying with all other Legal Requirements relating to the Communications Equipment. If the Communications Equipment is installed, Tenant shall have sole responsibility for the maintenance, repair and replacement thereof and of all cabling and wiring ancillary thereto. Tenant shall coordinate with Landlord's property manager concerning any penetration of the roof or the exterior facade of the Building, and shall in no event take any action that will void any then-existing roof warranty. All repairs to the Building made necessary by reason of the furnishing, installation, maintenance, operation or removal of the Communications Equipment or any replacements thereof shall be at Tenant's sole cost. Upon expiration or termination of this Lease, Tenant agrees that it will remove, forthwith, the Communications Equipment and any wiring or accessories associated with the Communications Equipment and shall repair any damage to the Building caused by the installation or removal of the Communications Equipment and related equipment. In the event Tenant fails to remove the Communications Equipment and associated equipment, Landlord may remove and dispose of such Communications Equipment and associated equipment and charge Tenant the entire reasonable cost thereof. Tenant's Communications Equipment shall not interfere with the structure of the Building, any of the building systems, or the equipment (including airwaves reception and other equipment) of any other tenant in the Building. Tenant's rights pursuant to this Section 27.1 shall be non-exclusive. Landlord shall have no liability on account of any damage to or interference with the operation of the Communications Equipment by any third party. Notwithstanding the foregoing, Landlord agrees that it will manage the available space on the rooftop so as to accommodate Tenant's needs with respect to the Communications Equipment to the greatest extent reasonably possible, including requesting that other tenants or rooftop users relocate their equipment if such relocation is necessary to enable Tenant to operate its Communications Equipment. Landlord shall have the right to require Tenant to relocate the Communications Equipment at Landlord's cost to another suitable location on the rooftop, provided such relocation can be done at a time and in a manner that only minimally and temporarily interferes with Tenant's use of the Communications Equipment.

          (b) Tenant also shall be permitted to install, free of charge, at its sole cost and expense, a back-up power generator and a supplemental HVAC system, each in a location to be mutually agreed upon by Landlord and Tenant, and all necessary feeders and conduits extending from such generator and/or supplemental HVAC system to the Premises. Tenant shall be responsible for complying with all Legal Requirements relating to such generator and supplemental HVAC system.

                                 ARTICLE XXVIII
                             [INTENTIONALLY DELETED]

                                  ARTICLE XXIX
                            [INTENTIONALLY DELETED]

                                  ARTICLE XXX
                               GENERAL PROVISIONS

     30.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are being acquired by Tenant except as herein expressly set forth.

     30.2 Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

     30.3 Landlord and Tenant each represents and warrants to the other that neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Lease other than Barnes, Morris, Pardoe & Foster, Inc., who shall be paid a commission by Landlord pursuant to the terms of a separate agreement. Each party shall indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions asserted by any other broker, agent or finder engaged by the indemnifying party or with whom the indemnifying party has dealt in connection with this Lease.

     30.4 Tenant agrees, at any time and from time to time, upon not less than fifteen (15) days' prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications); (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant; (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default; (iv) stating the address to which notices to Tenant are to be sent; and (v) stating such other information as Landlord or any mortgagee or prospective mortgagee of the Building may reasonably request. Any such statement delivered by Tenant may be relied upon by any landlord of the Building or the land upon which it is situated, any prospective purchaser of the Building or such land, any mortgagee or prospective mortgagee of the Building or such land or of Landlord's interest therein, or any prospective assignee of any such mortgagee. Landlord agrees, at any time and from time to time, upon not less than fifteen (15) days' prior written notice by Tenant, to execute, acknowledge and deliver to Tenant a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications); (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant; (iii) stating whether or not, to the best knowledge of Landlord, Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default; (iv) stating the address to which notices to Landlord are to be sent; and (v) stating such other information as Tenant may reasonably request.

     30.5 Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other in connection with any matter arising out of or in any way connected with this Lease, the relationship of landlord and tenant hereunder, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage. Landlord hereby waives any statutory or other landlord's lien available under the laws of the Commonwealth of Virginia or otherwise.

     30.6 All notices, waivers, demands, requests or other communications required or permitted hereunder shall, unless otherwise expressly provided, be in writing and be deemed to have been properly given, served and received (a) if delivered by messenger, when delivered (with receipt therefor), (b) if mailed, on the third (3rd) business day after deposit in the United States Mail, certified or registered, postage prepaid, return receipt requested, or (c) if delivered by reputable overnight express courier, freight prepaid, the next business day after delivery to such courier; in every case addressed to the party to be notified as follows. Either party may change its address for the giving of notices by notice given in accordance with this Section.

                    If to Landlord:

                    Boston Properties Limited Partnership
                    c/o Boston Properties, Inc.
                    500 E Street, S.W.
                    Washington, D.C. 20024
                    Attn:  Raymond A. Ritchey

                    and a copy to:

                    Boston Properties, Inc.
                    8 Arlington Street
                    Boston, MA 02116
                    Attn:  General Counsel

                    If to Tenant before occupancy:

                    Landmark Systems Corporation
                    8000 Towers Crescent Drive
                    Vienna, VA 22182
                    Attn:  Corporate Services Manager

                    and a copy to:

                    Shaw, Pittman, Potts & Trowbridge
                    2300 N Street, N.W.
                    Washington, D.C. 20037
                    Attn:  Steven L. Meltzer, Esq.

                    If to Tenant after occupancy:

                    Landmark Systems Corporation
                    at the Premises
                    Attn:  Corporate Services Manager

                    and a copy to:

                    Shaw, Pittman, Potts & Trowbridge

                    2300 N Street, N.W.
                    Washington, D.C. 20037
                    Attn:  Steven L. Meltzer, Esq.

     30.7 If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     30.8 Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

     30.9 The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof restricting assignment or subletting by Tenant.

     30.10 This Lease contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations and discussions between the parties hereto. Any representation, inducement or agreement that is not contained in this Lease shall not be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

     30.11 This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

     30.12 Article and section headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.

     30.13 The submission of an unsigned copy of this document to Tenant for Tenant's consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

     30.14 Time is of the essence of each provision of this Lease.

     30.15 This Lease shall not be recorded, except that upon the request of either party, the parties agree to execute, in recordable form, a short-form memorandum of this Lease, provided that such memorandum shall not contain any of the specific rental terms set forth herein and shall otherwise be mutually acceptable to Landlord and Tenant. Such memorandum may be recorded in the land records of Fairfax County in the Commonwealth of Virginia, and the party desiring such recordation shall pay all recordation costs.

     30.16 Except as otherwise provided in Section 4.5 of this Lease, any additional rent owed by Tenant to Landlord, and any cost, expense, damage or liability shall be paid by Tenant to Landlord no later than thirty (30) days after the date Landlord notifies Tenant in writing of the amount of such additional rent or such cost, expense, damage or liability. If any payment hereunder is due after the end of the Lease Term, such additional rent or such cost, expense, damage or liability shall be paid by Tenant to Landlord not later than thirty (30) days after Landlord notifies Tenant of the amount of such additional rent or such cost, expense, damage or liability.

     30.17 All of Tenant's duties and obligations hereunder, including but not limited to Tenant's duties and obligations to pay base rent, additional rent and the costs, expenses, damages and liabilities incurred by Landlord for which Tenant is liable, shall survive the termination of this Lease for any reason whatsoever.

     30.18 In the event either Tenant or Landlord is in any way delayed, interrupted or prevented from performing any of its respective obligations under this Lease (other than Tenant's obligation to pay any rent due hereunder), and such delay, interruption or prevention is due to fire, act of God, governmental or quasi-governmental act (including, without limitation, any delay in the issuance of required permits or in the scheduling or performance of required inspections), strike, labor dispute, inability to procure materials or utilities, or any other cause beyond Tenant's or Landlord's reasonable control (whether similar or dissimilar) (all of which are collectively referred to herein as "Force Majeure"), then Tenant or Landlord (as applicable) shall be excused from performing the affected obligations for the period of such delay, interruption or prevention.

     30.19 Tenant and Landlord hereby each represent and warrant to the other that all necessary corporate and/or partnership action has been taken to enter into this Lease and that the person signing this Lease on behalf of Tenant and Landlord, respectively, has been duly authorized to do so.

     30.20 Any amounts required to be paid by Tenant under this Lease shall be considered additional rent. Except as expressly provided herein, all payments of additional rent shall be paid to Landlord without diminution, set-off or deduction in the same manner as annual base rent pursuant to Section 3.3 hereof or as may otherwise be provided in this Lease.

     30.21 This Lease includes and incorporates Exhibits A, A-1, B, C, D, E, F and G attached hereto.

     30.22 Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord or Tenant have any liability to the other for the interruption of or loss to such other party's business or for any other indirect damages or consequential losses.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal on or as of the day and year first above written.



                            LANDLORD:

                            BOSTON PROPERTIES LIMITED PARTNERSHIP,
                            a Delaware limited partnership

WITNESS:                    By:   Boston Properties, Inc., its general partner

                            By:          /s/
--------------------               --------------------------------------------
                            Title:       Senior Vice President
                                   --------------------------------------------



                            TENANT:

WITNESS:                    LANDMARK SYSTEMS CORPORATION, a Virginia corporation

                            By:      /s/ Ralph Alexander

--------------------               ---------------------------------------------
                            Title:   President / COO
                                   ---------------------------------------------

                            FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "First Amendment") is made as of March 30, 1998, by and between BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and LANDMARK SYSTEMS CORPORATION, a Virginia corporation ("Tenant").

                                   WITNESSETH:

     WHEREAS, pursuant to that certain Deed of Lease dated as of January 30, 1998 (the "Lease"), Landlord leased to Tenant certain space consisting of approximately seventy-five thousand (75,000) rentable square feet of office space (the "Premises") in the office building to be known as The Arboretum and to be constructed on Sunrise Valley Drive in Reston, Virginia (the "Building"), as more particularly described in the Lease;

     WHEREAS, Tenant desires to exercise the Expansion Option contained in
Section 24.1 of the Lease to lease all of the Withheld Space, constituting approximately twenty-five thousand (25,000) square feet of rentable area, as more particularly described herein (the "First Amendment Space");

     WHEREAS, Landlord and Tenant desire to amend the Lease in order to add the First Amendment Space to the Premises, to more accurately set forth the approximate number of rentable square feet constituting the Premises (as expanded by the First Amendment Space) and to modify certain provisions in connection with the addition to the Premises of the First Amendment Space, subject to the terms and conditions set forth herein; and

     WHEREAS, unless otherwise provided herein, all terms used in this First Amendment that are defined in the Lease shall have the meanings provided for in the Lease.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, do hereby agree as follows'

     1. The foregoing recitals are intended to be a material part of this First Amendment and are incorporated herein by this reference.

     2.   Article I - The Premises.

       a. Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept from Landlord, the First Amendment Space. Effective as of the date of this First Amendment, (i) the First Amendment Space shall become a part of the Premises, such that the Premises shall consist of approximately ninety-five thousand five hundred eighty-four (95,584) square feet of rentable area (which rentable area calculation shall be confirmed in accordance with Sections 1. 1
            (b) and 1.3 of the Lease), constituting the entire rentable area of the Building, and (ii) the First Amendment Space shall be subject to all of the terms and conditions of the Lease for the remainder of the Lease Term.

       b. Pursuant to Section 1. 1 (b) of the Lease, a diagram of the Premises in the form attached hereto as Attachment A shall be added to the Lease as Exhibit A-1.

       c. Notwithstanding anything to the contrary contained in Section 1. 1 (a) of the Lease, in connection with the addition to the Premises of the First Amendment Space, no Premises Option selection shall be required of Tenant pursuant to Section 1. 1
            (a) of the Lease.

     3. Article II - Term. The term of the Lease with respect to the First Amendment Space shall be coterminous with the Lease Term for the initial Premises. Notwithstanding anything to the contrary contained in the Lease, the First Amendment Space and the initial Premises shall be considered together as part of a single delivery of space for purposes of determining the Lease Commencement Date, and accordingly, there shall be one and the same Lease Commencement Date for the Premises, as increased by the First Amendment Space. The Declaration to be executed by Landlord and Tenant pursuant to Section 2. 1
(c) of the Lease shall confirm the matters included thereon with respect to the Premises, as increased by the First Amendment Space.

     4. Article III - Base Rent. The annual base rent payable with respect to the First Amendment Space shall be the product of the annual base rent per rentable square foot payable with respect to the initial Premises for the applicable Lease Years, as set forth in Article III Of the Lease, multiplied by the number of square feet of rentable area constituting the First Amendment Space and shall be paid in accordance with the terms and conditions contained in
Article III.

     5. Article IV - Additional Rent. Tenant's proportionate share of Operating Expenses and Tenant's proportionate share of Real Estate Taxes each shall be calculated with respect to the Premises, as increased by the First Amendment Space, and otherwise in accordance with Section 4.1 of the Lease.

     6. Article XXIII - Parking. Pursuant to the terms of Section 23.1 of the Lease, from and after the date hereof, Tenant shall be entitled to 3.6 parking permits in the parking area for the Building for every 1,000 square feet of rentable area constituting the First Amendment Space.

     7. Article XXX - Section 30.3 - Brokers. Landlord and Tenant each represent to the other that they had no dealings with any real estate broker, finder or other person with respect to the First Amendment Space, except Bames, Morris, Pardoe & Foster, Inc. (the "Broker"). Landlord shall pay any commissions or fees that are payable to the Broker with respect to this Amendment, in accordance with the terms of a separate commission contract.

     8. Exhibit B - Work Agreement. All of the terms and conditions of the Work Agreement attached to the Lease as Exhibit B shall be applicable to the First, Amendment Space, including without limitation, the Improvements Allowance provided pursuant to Paragraph 8(a) of Exhibit B in the amount of Twenty-Five Dollars ($25) per square foot of rentable area of the Premises, as increased by the First Amendment Space, and the Excess Allowance pursuant to Paragaph 8(c) of Exhibit B in the amount of Five Dollars ($5) per square foot of rentable area of the Premises, as increased by the First Amendment Space.

     9. Except as otherwise expressly set forth herein, all other terms and conditions of the Lease shall remain unmodified and in full force and effect.

             IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.



                            LANDLORD:

                            BOSTON PROPERTIES LIMITED PARTNERSHIP, a
                            Delaware limited partnership

 WITNESS:                   By:     Boston Properties, Inc., its general partner

                            By:      /s/

 ---------------------              --------------------------------------------
                            Title:   Senior Vice President
                                    --------------------------------------------



                            TENANT:

 WITNESS:                   LANDMARK SYSTEMS CORPORATION, a Virginia corporation

                            By:     /s/ Ralph Alexander

 ---------------------              --------------------------------------------
                            Title:  President / COO
                                    --------------------------------------------